EXHIBIT 10.1 – SALE AND SERVICING AGREEMENT

[EXECUTION COPY]

CARMAX AUTO OWNER TRUST 2010-2,

as Issuer,

CARMAX AUTO FUNDING LLC,

as Depositor,

CARMAX BUSINESS SERVICES, LLC,

as Servicer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Backup Servicer

SALE AND SERVICING AGREEMENT

Dated as of July 1, 2010

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SECTION 4.3	Application of Collections	38
SECTION 4.4	Simple Interest Advances and Unreimbursed Servicer Advances	39
SECTION 4.5	Additional Deposits	39
SECTION 4.6	Determination Date Calculations; Application of Available Funds	39
SECTION 4.7	Reserve Account	41
SECTION 4.8	Net Deposits	42
SECTION 4.9	Statements to Noteholders and Certificateholders	43
SECTION 4.10	Control of Securities Accounts	44

	ARTICLE V [RESERVED]

	ARTICLE VI THE DEPOSITOR

SECTION 6.1	Representations and Warranties of Depositor	45
SECTION 6.2	Liability of Depositor; Indemnities	46
SECTION 6.3	Merger or Consolidation of, or Assumption of the Obligations of, Depositor	47
SECTION 6.4	Limitation on Liability of Depositor and Others	48
SECTION 6.5	Depositor May Own Notes or Certificates	48
SECTION 6.6	[RESERVED]	49
SECTION 6.7	Certain Limitations	49

	ARTICLE VII
	THE SERVICER AND THE BACKUP SERVICER

SECTION 7.1	Representations and Warranties of Servicer	51
SECTION 7.2	Representations and Warranties of Backup Servicer	52
SECTION 7.3	Liability of Servicer and Backup Servicer; Indemnities	50
SECTION 7.4	Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Backup Servicer	55
SECTION 7.5	Limitation on Liability of Servicer, Backup Servicer and Others	56
SECTION 7.6	Delegation of Duties	57
SECTION 7.7	Servicer and Backup Servicer Not to Resign	57
SECTION 7.8	Servicer May Own Notes or Certificates	57

	ARTICLE VIII
	SERVICING TERMINATION

SECTION 8.1	Events of Servicing Termination	58
SECTION 8.2	Appointment of Successor Servicer	60
SECTION 8.3	Effect of Servicing Transfer	62
SECTION 8.4	Notification to Noteholders, Certificateholders and Rating Agencies	62
SECTION 8.5	Waiver of Past Events of Servicing Termination	62
SECTION 8.6	Repayment of Advances	62

	ARTICLE IX TERMINATION

SECTION 9.1	Optional Purchase of All Receivables	63

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	ARTICLE X
	MISCELLANEOUS PROVISIONS

SECTION 10.1	Amendment	60
SECTION 10.2	Protection of Title to Trust	62
SECTION 10.3	GOVERNING LAW	64
SECTION 10.4	Notices	64
SECTION 10.5	Severability of Provisions	65
SECTION 10.6	Assignment	65
SECTION 10.7	Further Assurances	65
SECTION 10.8	No Waiver; Cumulative Remedies	65
SECTION 10.9	Third-Party Beneficiaries	65
SECTION 10.10	Actions by Noteholder or Certificateholders	65
SECTION 10.11	Counterparts	66
SECTION 10.12	No Bankruptcy Petition	66
SECTION 10.13	Limitation of Liability of Owner Trustee and Indenture Trustee	66
SECTION 10.14	Regulation AB	66

	SCHEDULES

SCHEDULE 1	Receivable Schedule
SCHEDULE 2	Location of Receivable Files

	EXHIBITS

EXHIBIT A	Form of Servicer’s Certificate
EXHIBIT B	Form of Statement to Noteholders
EXHIBIT C	Form of Statement to Certificateholders

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SALE AND SERVICING AGREEMENT, dated as of July 1, 2010 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among CARMAX AUTO OWNER TRUST 2010-2, a Delaware statutory trust (the “Trust”), CARMAX AUTO FUNDING LLC, a Delaware limited liability company (the “Depositor”), CARMAX BUSINESS SERVICES, LLC, a Delaware limited liability company (“CarMax”), as servicer (in such capacity, the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as backup servicer (in such capacity, the “Backup Servicer”).

WHEREAS, the Trust desires to purchase certain motor vehicle retail installment sale contracts originated or acquired by CarMax in the ordinary course of business and sold to the Depositor as of the date hereof;

WHEREAS, the Depositor is willing to sell such contracts to the Trust as of the date hereof;

WHEREAS, the Servicer is willing to service such contracts on behalf of the Trust; and

WHEREAS, the Backup Servicer is willing to service such contracts on behalf of the Trust if the Servicer resigns or is terminated;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

“Additional Note Interest” shall mean, for any Distribution Date and any Class of Notes, the sum of (i) all accrued but unpaid Monthly Note Interest for previous Distribution Dates for such Class plus (ii) to the extent permitted by law, interest on such accrued but unpaid Monthly Note Interest at the Note Rate applicable to such Class.

“Additional Servicing Fee” shall mean, for any Collection Period, if a successor Servicer has been appointed pursuant to Section 8.2, the amount, if any, by which (i) the compensation payable to such successor Servicer for such Collection Period exceeds (ii) the Monthly Servicing Fee for such Collection Period.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Amount Financed” shall mean, with respect to any Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the related Financed Vehicle and any related costs, including accessories, extended warranty contracts, insurance premiums and other items customarily financed as part of a motor vehicle retail installment sale contract.

“Applicable Tax State” shall mean, as of any date, (i) any State in which the Owner Trustee maintains the Corporate Trust Office, (ii) any State in which the Owner Trustee maintains its principal executive offices and (iii) any State in which the Servicer regularly conducts servicing and collection activities (other than purely ministerial activities) with respect to a material portion of the Receivables.

“APR” shall mean, with respect to any Receivable, the annual percentage rate of interest stated in such Receivable.

“Authorized Officer” shall mean, as applicable, (i) any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, secretary or assistant secretary, or any financial services officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or (ii) any officer within the Corporate Trust Office of the Owner Trustee, including any senior vice president, vice president, assistant vice president, assistant secretary, assistant treasurer, senior associate or trust officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Available Collections” shall mean, for any Distribution Date, (i) all Obligor payments received with respect to the Receivables during the preceding Collection Period, (ii) all Liquidation Proceeds received with respect to the Receivables during the preceding Collection Period, (iii) all interest earned on funds on deposit in the Collection Account during the preceding Collection Period, (iv) the aggregate Purchase Amount deposited in the Collection Account on the Business Day preceding such Distribution Date, (v) all prepayments received with respect to the Receivables during the preceding Collection Period attributable to any refunded item included in the Amount Financed (including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, theft, GAP, credit life and credit disability insurance policies) and (vi) all Simple Interest Advances deposited into the Collection Account by the Servicer on the Business Day preceding such Distribution Date; provided, however, that Available Collections for any Distribution Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to any Purchased Receivable the Purchase Amount for which was included in Available Collections for a previous Distribution Date; provided further, that Available Collections for any Distribution Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to any Receivable to the extent that the Servicer has made an unreimbursed Simple Interest Advance with respect to such Receivable and is entitled to reimbursement from such payments or other amounts pursuant to Section 4.4; and, provided further, that Available Collections for any Distribution Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to the Receivables that are retained by the Servicer as reimbursement for Unreimbursed Servicer Advances pursuant to Section 4.4.

“Available Funds” shall mean, for any Distribution Date, the sum of (i) the Available Collections for such Distribution Date plus (ii) the Reserve Account Draw Amount, if any, for such Distribution Date (to the extent deposited in the Collection Account).

“Backup Servicer” shall mean Wells Fargo Bank, National Association, a national banking association, and any successor backup servicer appointed in accordance with Section 8.2.

“Backup Servicer Fee” shall mean, for any Collection Period, the greater of (i) the product of one-twelfth of 0.0075% and the Pool Balance as of the first day of the preceding Collection Period (or in the case of the initial Collection Period, as of the Cutoff Date) and (ii) $2,500.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware, Minneapolis, Minnesota or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to remain closed.

“CarMax” shall mean CarMax Business Services, LLC, a Delaware limited liability company.

“CarMax Auto” shall mean CarMax Auto Superstores, Inc., a Virginia corporation.

“CarMax, Inc.” shall mean CarMax, Inc., a Virginia corporation.

“CarMax Funding” shall mean CarMax Auto Funding LLC, a Delaware limited liability company.

“Certificate” shall have the meaning specified in the Trust Agreement.

“Certificate Payment Account” shall mean the account established and maintained as such pursuant to Section 4.1(c).

“Certificate Percentage Interest” shall mean, with respect to a Certificate, the percentage specified on such Certificate as the Certificate Percentage Interest, which percentage represents the beneficial interest of such Certificate in the Trust. The initial Certificate Percentage Interest held by the Depositor shall be 100%.

“Certificateholder” shall have the meaning specified in the Trust Agreement.

“Class” shall mean a class of Notes, which may be the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes or the Class C Notes.

“Class A Notes” shall mean the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Final Distribution Date” shall mean the July 2011 Distribution Date.

“Class A-1 Monthly Interest” shall mean (i) for the initial Distribution Date, $97,317.43, and (ii) for any Distribution Date thereafter, the product of (A) the actual number of days elapsed during the period from and including the preceding Distribution Date to but excluding such Distribution Date divided by 360, (B) the Class A-1 Rate and (C) the outstanding principal balance of the Class A-1 Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-1 Notes on or before such preceding Distribution Date).

“Class A-1 Notes” shall mean the 0.62718% Class A-1 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $147,000,000.

“Class A-1 Rate” shall mean 0.62718% per annum.

“Class A-2 Final Distribution Date” shall mean the January 2013 Distribution Date.

“Class A-2 Monthly Interest” shall mean (i) for the initial Distribution Date, $113,466.67, and (ii) for any Distribution Date thereafter, one-twelfth of the product of (A) the Class A-2 Rate and (B) the outstanding principal balance of the Class A-2 Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-2 Notes on or before such preceding Distribution Date).

“Class A-2 Notes” shall mean the 0.92% Class A-2 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $120,000,000.

“Class A-2 Rate” shall mean 0.92% per annum.

“Class A-3 Final Distribution Date” shall mean the February 2015 Distribution Date.

“Class A-3 Monthly Interest” shall mean (i) for the initial Distribution Date, $360,842.50, and (ii) for any Distribution Date thereafter, one-twelfth of the product of (A) the Class A-3 Rate and (B) the outstanding principal balance of the Class A-3 Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-3 Notes on or before such preceding Distribution Date).

“Class A-3 Notes” shall mean the 1.41% Class A-3 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $249,000,000.

“Class A-3 Rate” shall mean 1.41% per annum.

“Class A-4 Final Distribution Date” shall mean the October 2015 Distribution Date.

“Class A-4 Monthly Interest” shall mean (i) for the initial Distribution Date, $171,926.67, and (ii) for any Distribution Date thereafter, one-twelfth of the product of (A) the Class A-4 Rate and (B) the outstanding principal balance of the Class A-4 Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class A-4 Notes on or before such preceding Distribution Date).

“Class A-4 Notes” shall mean the 2.04% Class A-4 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $82,000,000.

“Class A-4 Rate” shall mean 2.04% per annum.

“Class B Final Distribution Date” shall mean the June 2016 Distribution Date.

“Class B Monthly Interest” shall mean (i) for the initial Distribution Date, $178,571.25, and (ii) for any Distribution Date thereafter, one-twelfth of the product of (A) the Class B Rate and (B) the outstanding principal balance of the Class B Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class B Notes on or before such preceding Distribution Date).

“Class B Notes” shall mean the 3.96% Class B Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $43,875,000.

“Class B Rate” shall mean 3.96% per annum.

“Class C Final Distribution Date” shall mean the December 2016 Distribution Date.

“Class C Monthly Interest” shall mean (i) for the initial Distribution Date, $43,256.60, and (ii) for any Distribution Date thereafter, one-twelfth of the product of (A) the Class C Rate and (B) the outstanding principal balance of the Class C Notes as of the preceding Distribution Date (after giving effect to all payments of principal made to the Holders of the Class C Notes on or before such preceding Distribution Date).

“Class C Notes” shall mean the 5.18% Class C Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $8,125,000.

“Class C Rate” shall mean 5.18% per annum.

“Class Final Distribution Date” shall mean, as applicable, the Class A-1 Final Distribution Date, the Class A-2 Final Distribution Date, the Class A-3 Final Distribution Date, the Class A-4 Final Distribution Date, the Class B Final Distribution Date or the Class C Final Distribution Date.

“Closing Date” shall mean July 8, 2010.

“Collection Account” shall mean the account established and maintained as such pursuant to Section 4.1(a).

“Collection Period” shall mean each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from but excluding the Cutoff Date to and including July 31, 2010.

“Commission” shall mean the Securities and Exchange Commission.

“Consolidated Tangible Net Worth” shall mean, as of any date, all amounts which, in conformity with generally accepted accounting principles, would be included under stockholders’ equity on the consolidated balance sheet of CarMax, Inc. as of such date; provided, however, that, in any event, such amounts shall be net of amounts carried on the consolidated financial statements of CarMax, Inc. for any write-up in the book value of any assets of CarMax, Inc. resulting from a revaluation thereof subsequent to February 28, 2009, treasury stock, intangible assets and indebtedness owing from officers, employees, shareholders or affiliates of CarMax, Inc. (but only if the aggregate amount of such indebtedness exceeds $1,000,000).

“Controlling Class” shall mean (i) the Class A Notes so long as any Class A Notes are Outstanding, (ii) thereafter the Class B Notes so long as any Class B Notes are Outstanding and (iii) thereafter the Class C Notes.

“Corporate Trust Office” shall mean, as applicable, (i) the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Wells Fargo Center, MAC N9311-161, Sixth and Marquette, Minneapolis, Minnesota, 55479 Attention: Asset Backed Securities Department, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor, the Seller and the Servicer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Owner Trustee, the Depositor, the Seller and the Servicer or (ii) the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at 101 Barclay Street, 4W, New York, New York, 10286, Attention: Corporate Trust Division, Asset Backed Securities Group, or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee, the Depositor, the Seller and the Servicer, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Certificateholders, the Indenture Trustee, the Depositor, the Seller and the Servicer.

“Cumulative Net Loss Percentage” shall mean, for any Distribution Date, the ratio, expressed as a percentage, of (i) the aggregate Principal Balance (without regard to the proviso to the definition of “Principal Balance”) of all Defaulted Receivables as of the last day of the preceding Collection Period minus the aggregate Liquidation Proceeds received since the Cutoff Date through the last day of the preceding Collection Period to (ii) the Pool Balance as of the Cutoff Date.

“Cutoff Date” shall mean June 30, 2010.

“Defaulted Receivable” shall mean a Receivable as to which (i) any payment, or any part of any payment, due under such Receivable has become 120 days or more delinquent (whether or not the Servicer has repossessed the related Financed Vehicle), (ii) the Servicer has repossessed and sold the related Financed Vehicle or (iii) the Servicer has determined in accordance with its customary practices that such Receivable is uncollectible; provided, however, that a Receivable shall not be classified as a Defaulted Receivable until the last day of the Collection Period during which one of the foregoing events first occurs; and, provided further, that a Purchased Receivable shall not be deemed to be a Defaulted Receivable.

“Delaware Trustee” shall mean BNY Mellon Trust of Delaware, a Delaware banking corporation, not in its individual capacity but solely as Delaware Trustee under the Trust Agreement, and any successor Delaware Trustee under the Trust Agreement.

“Depositor” shall mean CarMax Funding.

“Determination Date” shall mean the sixth day preceding each Distribution Date or, if such sixth day is not a Business Day, the following Business Day, commencing on August 10, 2010.

“Distribution Date” shall mean the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on August 16, 2010.

“Eligible Institution” shall mean (i) the corporate trust department of the Indenture Trustee or the Owner Trustee or (ii) any other depository institution organized under the laws of the United States or any State or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any State qualified to take deposits and subject to supervision and examination by federal or State banking authorities and whose deposits are insured by the Federal Deposit Insurance Corporation; provided, however, that (A) the commercial paper, short-term debt obligations or other short-term deposits of the depository institution described in clause (ii) above must be rated at least A-1+ by Standard & Poor’s and at least F1+ by Fitch if deposits are to be held in an account maintained with such depository institution pursuant to this Agreement for fewer than 30 days and (B) the long-term unsecured debt obligations of the depository institution described in clause (ii) above must be rated at least AA- by Standard & Poor’s and at least AA by Fitch if deposits are to be held in an account maintained with such depository institution pursuant to this Agreement for more than 30 days.

“Eligible Servicer” shall mean a Person which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000, (ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Receivables, (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Receivables professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“Event of Servicing Termination” shall mean an event specified in Section 8.1.

“Excess Collections” shall have the meaning specified in Section 2.8(a)(xv) of the Indenture.

“Exchange Act” shall mean the Securities Exchange Act of 1934.

“Final Scheduled Maturity Date” shall mean the December 2016 Distribution Date.

“Financed Vehicle” shall mean a new or used motor vehicle, together with all accessions thereto, securing an Obligor’s indebtedness under a Receivable.

“Fiscal Quarter” shall mean a fiscal quarter of a Fiscal Year.

“Fiscal Year” shall mean the 12-month period ending on the last day in February in each year.

“Fitch” shall mean Fitch, Inc.

“HB3” shall mean Texas House Bill 3 (enrolled May 19, 2006) and the corresponding sections of the Texas Tax Code, Title 2 and the rules and regulations promulgated thereunder.

“Holder” shall mean a Noteholder or a Certificateholder, as the case may be.

“Indenture” shall mean the Indenture, dated as of July 1, 2010, between the Trust and the Indenture Trustee.

“Indenture Trustee” shall mean Wells Fargo Bank, National Association, a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, and any successor Indenture Trustee under the Indenture.

“Initial Note Balance” shall mean, as the context may require, (i) with respect to all of the Notes, $650,000,000, or (ii) with respect to any Note, an amount equal to the initial denomination of such Note.

“Initial Reserve Account Deposit” shall mean $1,625,000.

“Insolvency Event” shall mean, with respect to any Person, (i) the making by such Person of a general assignment for the benefit of creditors, (ii) the filing by such Person of a voluntary petition in bankruptcy, (iii) such Person being adjudged bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person of all or any substantial portion of the assets of such Person.

“Lien” shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ or materialmen’s liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

“Liquidation Proceeds” shall mean all amounts received by the Servicer with respect to any Defaulted Receivable, net of the sum of (i) any expenses incurred by the Servicer in connection with collection of such Receivable and the disposition of the related Financed Vehicle (to the extent determinable by the Servicer and not previously reimbursed) and (ii) any amounts required by law to be remitted to the related Obligor.

“Monthly Note Interest” shall mean, for any Distribution Date, the sum of the Class A-1 Monthly Interest, the Class A-2 Monthly Interest, the Class A-3 Monthly Interest, the Class A-4 Monthly Interest, the Class B Monthly Interest and the Class C Monthly Interest, in each case for such Distribution Date.

“Monthly P&I” shall mean, with respect to any Receivable, the amount of each monthly installment of principal and interest payable with respect to such Receivable in accordance with the terms thereof, exclusive of any charges allocable to the financing of any insurance premium and charges which represent late payment charges or extension fees.

“Monthly Remittance Condition” shall have the meaning specified in Section 4.2.

“Monthly Servicing Fee” shall mean, for any Collection Period, the fee payable to the Servicer on the following Distribution Date for services rendered during such Collection Period as determined pursuant to Section 3.8.

“Monthly Tape” shall have the meaning specified in Section 3.15.

“Net Losses” shall mean, with respect to any Collection Period, the excess, if any, of (i) the aggregate Principal Balance of all Receivables that became Defaulted Receivables during such Collection Period over (ii) the aggregate Liquidation Proceeds received by the Servicer during such Collection Period.

“Note Balance” shall mean, at any time, as the context may require, (i) with respect to all of the Notes, an amount equal to, initially, the Initial Note Balance and, thereafter, an amount equal to the Initial Note Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Noteholders or (ii) with respect to any Note, an amount equal to, initially, the initial denomination of such Note and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Note; provided, however, that in determining whether the Holders of Notes evidencing the requisite percentage of the Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Notes owned by the Trust, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Note Balance (unless such Persons own 100% of the Note Balance), except that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, knows to be so owned shall be so disregarded; and, provided further, that Notes that have been pledged in good faith may be regarded as included in the Note Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

“Note Payment Account” shall mean the account established and maintained as such pursuant to Section 4.1(b).

“Note Pool Factor” shall mean, with respect to any Class of Notes as of any Distribution Date, a seven-digit decimal figure equal to the outstanding principal balance of such Class as of such Distribution Date (after giving effect to any reductions of such outstanding principal balance to be made on such Distribution Date) divided by the original outstanding principal balance of such Class.

“Note Rate” shall mean, in the case of the Class A-1 Notes, the Class A-1 Rate; in the case of the Class A-2 Notes, the Class A-2 Rate; in the case of the Class A-3 Notes, the Class A-3 Rate; in the case of the Class A-4 Notes, the Class A-4 Rate; in the case of the Class B Notes, the Class B Rate; and in the case of the Class C Notes, the Class C Rate.

“Noteholder” shall mean a Person in whose name a Note is registered on the Note Register.

“Obligor” shall mean the purchaser or co-purchasers of a Financed Vehicle purchased in whole or in part by the execution and delivery of a Receivable or any other Person who owes or may be liable for payments under a Receivable.

“Officer’s Certificate” shall mean a certificate signed by the chairman, the president, any executive vice president, any senior vice president, any vice president or the treasurer of the Depositor or the Servicer, as the case may be, and delivered to the Owner Trustee and the Indenture Trustee.

“Opinion of Counsel” shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be an employee of, or outside counsel to, the Depositor or the Servicer and who shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

“Overcollateralization Reduction Test” shall mean, for the applicable Distribution Date, a test that is met if (i) the amount on deposit in the Reserve Account on such Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on such Distribution Date) equals or exceeds the Required Reserve Account Amount for such Distribution Date, (ii) the amount by which the Pool Balance exceeded the Note Balance on the preceding Distribution Date (after giving effect to all payments of principal made to the Noteholders on such preceding Distribution Date) equaled or exceeded the Overcollateralization Target Amount for such preceding Distribution Date and (iii) the Cumulative Net Loss Percentage for such Distribution Date is less than (A) 2.00% for the January 2013 Distribution Date or (B) 2.35% for the July 2013 Distribution Date.

“Overcollateralization Target Amount” shall mean, for any Distribution Date, the greater of (i) 1.50% of the Pool Balance as of the last day of the preceding Collection Period and (ii) 0.50% of the Pool Balance as of the Cutoff Date; provided, however, that if (A) the Overcollateralization Reduction Test is met on the January 2013 Distribution Date, the percentage in clause (i) will be reduced to 1.25% on that Distribution Date and the percentage in clause (ii) will be reduced to 0.40% on that Distribution Date and will remain at such percentages for each following Distribution Date or (B) the Overcollateralization Reduction Test is met on the July 2013 Distribution Date, the percentage in clause (i) will be reduced to 1.00% on that Distribution Date and the percentage in clause (ii) will be reduced to 0.25% on that Distribution Date (regardless of whether the Overcollateralization Reduction Test was met on the August 2012 Distribution Date) and will remain at these percentages for each following Distribution Date.

“Owner Trust Estate” shall have the meaning specified in the Trust Agreement.

“Owner Trustee” shall mean The Bank of New York Mellon, a New York banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, and any successor Owner Trustee under the Trust Agreement.

“Permitted Investments” shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(i) direct obligations of, and obligations fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States;

(ii) demand deposits, time deposits, bankers’ acceptances or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or State banking or depository institution authorities; provided, however, that such investment shall not have an “r” highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and, provided further, that, at the time of the investment, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a rating from Standard & Poor’s of at least “A-1+” and from Fitch of at least “F1+”;

(iii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

(iv) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State thereof; provided, however, that such investment shall not have an “r” highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and, provided further, that, at the time of the investment, the short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such corporation) of such corporation shall have a rating from Standard & Poor’s of at least “AAA” and from Fitch of at least “AAA”;

(v) commercial paper having, at the time of the investment, a rating from Standard & Poor’s of at least “A-1+” and from Fitch of at least “F1+”; provided, however, that such investment shall not have an “r” highlighter affixed to its rating and its terms shall have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change;

(vi) guaranteed investment contracts issued by an insurance company or other corporation as to which the Rating Agency Condition shall have been satisfied;

(vii) investments in money market funds having a rating from Standard & Poor’s of at least “AAA-m” or “AAAm-G” and from Fitch of at least “AAA” (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor); and

(viii) any other investment as to which the Rating Agency Condition shall have been satisfied.

“Person” shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

“Pool Balance” shall mean, as of the last day of any Collection Period, the aggregate Principal Balance of the Receivables as of such last day; provided, however, that if the Receivables are purchased by the Servicer pursuant to Section 9.1(a) or are sold or otherwise liquidated by the Indenture Trustee following an Event of Default pursuant to Section 5.4(a) of the Indenture, the Pool Balance shall be deemed to be zero as of the last day of the Collection Period during which such purchase, sale or other liquidation occurs.

“Principal Balance” shall mean, with respect to any Receivable as of any date, the Amount Financed under such Receivable minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal using the Simple Interest Method (to the extent collected) plus (ii) any rebates of extended warranty contract costs or physical damage, theft, GAP, credit life or credit disability insurance premiums included in the Amount Financed plus (iii) any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable; provided, however, that (i) the Principal Balance of a Defaulted Receivable shall be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and (ii) the Principal Balance of a Purchased Receivable shall be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” shall mean, with respect to any Distribution Date, the excess, if any, of the Note Balance of the Class A Notes as of the day preceding such Distribution Date over the Pool Balance as of the last day of the preceding Collection Period; provided, however, that the Priority Principal Distributable Amount for each Distribution Date on or after the Class Final Distribution Date for any Class of Class A Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal balance of the Class A Notes of such Class as of the day preceding such Distribution Date.

“Purchase Amount” shall mean, with respect to any Distribution Date and any Receivable to be repurchased by the Depositor or purchased by the Servicer on such Distribution Date, an amount equal to the sum of (i) the Principal Balance of such Receivable plus (ii) the amount of accrued but unpaid interest on such Principal Balance at the related APR to but excluding such Distribution Date.

“Purchased Receivable” shall mean a Receivable as to which payment of the Purchase Amount has been made by the Depositor pursuant to Section 2.4 or by the Servicer pursuant to Section 3.7 or 9.1.

“Rating Agencies” shall mean Fitch and Standard & Poor’s and their respective successors; provided, however, that if no such organization or successor is any longer in existence, Rating Agency shall mean a nationally recognized statistical rating organization or other comparable Person designated by the Trust, notice of which designation shall have been given to the Indenture Trustee, the Owner Trustee, the Servicer and the Backup Servicer.

“Rating Agency Condition” shall mean, with respect to any action, a condition that is satisfied if the person requesting such action (i) delivers a letter from each Rating Agency to the Depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee to the effect that such action will not result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any Class of Notes or (ii) provides ten (10) Business Days’ prior written notice of such action to each Rating Agency and such Rating Agency has not notified the Depositor, the Seller, the Servicer, the Indenture Trustee and the Owner Trustee in writing that such action will result in a reduction or withdrawal of the then-current rating assigned by such Rating Agency to any Class of Notes.

“Receivable” shall mean a motor vehicle retail installment sale contract identified on the Receivable Schedule (as such contract may be amended, supplemented or otherwise modified and in effect from time to time).

“Receivable File” shall mean, with respect to any Receivable, the electronic entries, documents, instruments and writings with respect to such Receivable specified in Section 2.5.

“Receivable Schedule” shall mean the list identifying the Receivables attached as Schedule 1 to this Agreement (which list may be in the form of microfiche or compact disk).

“Receivables Purchase Agreement” shall mean the Receivables Purchase Agreement, dated as of July 1, 2010, between the Seller and the Depositor.

“Record Date” shall mean, with respect to any Distribution Date, the close of business on the Business Day preceding such Distribution Date; provided, however, that if Definitive Notes have been issued with respect to any Class of Notes, Record Date shall mean, with respect to any Distribution Date for such Class, the last Business Day of the calendar month preceding such Distribution Date.

“Regular Principal Distributable Amount” shall mean, with respect to any Distribution Date, the lesser of (i) the Note Balance as of the day preceding such Distribution Date and (ii) (A) the excess, if any, of (x) the sum of the Note Balance as of the day preceding such Distribution Date and the Overcollateralization Target Amount for such Distribution Date over (y) the Pool Balance as of the last day of the preceding Collection Period minus (B) the sum of the Priority Principal Distributable Amount, if any, the Secondary Principal Distributable Amount, if any, and the Tertiary Principal Distributable Amount, if any, in each case for such Distribution Date.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such regulation may be amended, clarified or interpreted from time to time by the Commission or its staff.

“Related Fiscal Quarter” shall mean (i) for any Distribution Date occurring in August, September or October, the Fiscal Quarter ending on the last day of the preceding May, (ii) for any Distribution Date occurring in November, December or January, the Fiscal Quarter ending on the last day of the preceding August, (iii) for any Distribution Date occurring in February, March or April, the Fiscal Quarter ending on the last day of the preceding November and (iv) for any Distribution Date occurring in May, June or July, the Fiscal Quarter ending on the last day of the preceding February.

“Relevant UCC” shall mean the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

“Required Payment Amount” shall have, for any Distribution Date, the meaning specified for such Distribution Date in Section 4.6(a).

“Required Rating” shall mean a short-term unsecured debt rating of F1+ by Fitch and A-1+ by Standard & Poor’s.

“Required Reserve Account Amount” shall mean, for any Distribution Date, $1,625,000; provided, however, that the Required Reserve Account Amount for any Distribution Date shall not exceed the Note Balance as of such Distribution Date (after giving effect to all payments of principal made to the Noteholders on such Distribution Date); and, provided further, that, if the Pool Balance as of the last day of the preceding Collection Period is zero, the Required Reserve Account Amount for the related Distribution Date shall be $0; and, provided further, that, if, pursuant to Section 4.1(d), all amounts on deposit in the Reserve Account on such Distribution Date are transferred from the Reserve Account to the Collection Account and included in Available Funds for purposes of application pursuant to Section 2.8(a) of the Indenture on such Distribution Date, the Required Reserve Account Amount for such Distribution Date shall be $0.

“Reserve Account” shall mean the account established and maintained as such pursuant to Section 4.7(a).

“Reserve Account Amount” shall mean, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Account on such Distribution Date (after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Distribution Date, or, in the case of the initial Distribution Date, the Closing Date), including all interest and other income (net of losses and investment expenses) earned on such amount during the preceding Collection Period.

“Reserve Account Deficiency” shall have, for any Distribution Date, the meaning specified for such Distribution Date in Section 4.6(b).

“Reserve Account Draw Amount” shall have the meaning specified in Section 4.6(b).

“Reserve Account Property” shall have the meaning specified in Section 4.7(a).

“Responsible Officer” shall mean (i) in the case of the Indenture Trustee, any managing director, principal, vice president, assistant vice president, assistant secretary, assistant treasurer or trust officer of the Indenture Trustee or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular corporate trust matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) in the case of the Owner Trustee, any vice president, assistant vice president, assistant secretary, assistant treasurer, senior associate, trust officer or financial services officer of the Owner Trustee or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and with direct responsibility for the administration of the Trust and, with respect to a particular corporate trust matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Scheduled Payment” shall mean, for any Receivable, each payment required to be made by the related Obligor in accordance with the terms of such Receivable (after giving effect to any deferral of payments pursuant to Section 3.2 or any rescheduling of payments as a result of any Insolvency Event with respect to such Obligor).

“Secondary Principal Distributable Amount” shall mean, with respect to any Distribution Date, (i) the excess, if any, of the sum of the Note Balance of the Class A Notes and the Note Balance of the Class B Notes, in each case as of the day preceding such Distribution Date, over the Pool Balance as of the last day of the preceding Collection Period minus (ii) the Priority Principal Distributable Amount, if any, for such Distribution Date; provided, however, that the Secondary Principal Distributable Amount for each Distribution Date on or after the Class B Final Distribution Date shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal balance of the Class B Notes as of the day preceding such Distribution Date.

“Securities” shall have the meaning specified in Section 6.7(a).

“Securities Act” shall mean the Securities Act of 1933.

“Securitization Trust” shall have the meaning specified in Section 6.7(a).

“Seller” shall mean CarMax, in its capacity as seller of the Receivables under the Receivables Purchase Agreement, and its successors in such capacity.

“Servicer” shall mean CarMax, in its capacity as servicer of the Receivables under this Agreement, and its successors in such capacity (including the Backup Servicer if the Backup Servicer is appointed successor Servicer pursuant to Section 8.2(a)).

“Servicer’s Certificate” shall have the meaning specified in Section 3.9.

“Servicing Officer” shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers attached to an Officer’s Certificate furnished on the Closing Date to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may be amended from time to time by the Servicer in writing.

“Servicing Rate” shall mean 1.00% per annum.

“Simple Interest Advance” shall mean, with respect to a Simple Interest Receivable, the amount, as of the last day of a Collection Period, which is advanced with respect to such Simple Interest Receivable by the Servicer pursuant to Section 4.4(a).

“Simple Interest Method” shall mean the method of allocating a fixed level payment between principal and interest, pursuant to which such payment is allocated, first, to interest in an amount equal to the product of the APR of the related Receivable multiplied by the unpaid Principal Balance of such Receivable multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the applicable calendar month and a 365-day year) elapsed since the preceding payment was made, then to any applicable late charges, then to principal due on the date of payment, then to any other fees due under the related Receivable that are not included in the related Amount Financed and then to reduce further the principal balance of such Receivable .

“Simple Interest Receivable” shall mean any Receivable under which each payment is allocated in accordance with the Simple Interest Method.

“Special Unrated Servicer Tangible Net Worth Event” shall mean, as of any Distribution Date, the failure of CarMax, Inc. to have, as of the last day of the Related Fiscal Quarter, a Consolidated Tangible Net Worth of at least $1,000,000,000.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“State” shall mean any of the 50 states of the United States or the District of Columbia.

“Tertiary Principal Distributable Amount” shall mean, with respect to any Distribution Date, (i) the excess, if any, of the sum of the Note Balance of the Class A Notes, the Note Balance of the Class B Notes and the Note Balance of the Class C Notes, in each case as of the day preceding such Distribution Date, over the Pool Balance as of the last day of the preceding Collection Period minus (ii) the sum of the Priority Principal Distributable Amount, if any, for such Distribution Date and the Secondary Principal Distributable Amount, if any, for such Distribution Date; provided, however, that the Tertiary Principal Distributable Amount for each Distribution Date on or after the Class C Final Distribution Date shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the outstanding principal balance of the Class C Notes as of the day preceding such Distribution Date.

“Total Backup Servicer Fee” shall mean, for any Collection Period, the sum of (i) the Backup Servicer Fee for such Collection Period plus (ii) all accrued but unpaid Backup Servicer Fees for previous Collection Periods.

“Total Note Interest” shall mean, for any Distribution Date and any Class of Notes, the sum of (i) the Monthly Note Interest for such Distribution Date for such Class plus (ii) the Additional Note Interest for such Distribution Date for such Class.

“Total Servicing Fee” shall mean, for any Collection Period, the sum of (i) the Monthly Servicing Fee for such Collection Period plus (ii) all accrued but unpaid Monthly Servicing Fees for previous Collection Periods.

“Transition Costs” shall have the meaning specified in Section 8.2(b).

“Trust” shall mean the CarMax Auto Owner Trust 2010-2, a Delaware statutory trust.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement, dated as of July 1, 2010, among the Depositor, the Delaware Trustee and the Owner Trustee, as amended, supplemented or otherwise modified and in effect from time to time.

“Trust Fiscal Year” shall mean the period commencing on March 1 of any year and ending on February 28 (or February 29, if applicable) of the following year.

“Trust Property” shall mean the Receivables and the other related property sold, transferred, assigned and otherwise conveyed by the Depositor to the Trust pursuant to Section 2.1(a).

“United States” shall mean the United States of America.

“Unreimbursed Servicer Advance” shall mean a Simple Interest Advance which the Servicer determines in its sole discretion is unrecoverable.

SECTION 1.2 Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

ARTICLE II

TRUST PROPERTY

SECTION 2.1 Conveyance of Trust Property.

(a) In consideration of the Trust’s delivery to, or upon the written order of, the Depositor of authenticated Notes, in authorized denominations in aggregate principal amounts equal to the Initial Note Balance, and authenticated Certificates, the Depositor hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Depositor, whether now owned or hereafter acquired, in, to and under the following:

(i) the Receivables;

(ii) all amounts received on or in respect of the Receivables after the Cutoff Date;

(iii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables and any other interest of the Depositor in such Financed Vehicles;

(iv) all proceeds from claims on or refunds of premiums with respect to physical damage, theft, credit life or credit disability insurance policies relating to the Financed Vehicles or the Obligors;

(v) the Receivable Files;

(vi) the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account and all amounts, securities, financial assets, investments and other property deposited in or credited to any of the foregoing and all proceeds thereof;

(vii) all rights of the Depositor under the Receivables Purchase Agreement, including the right to require the Seller to repurchase Receivables from the Depositor;

(viii) the right to realize upon any property (including the right to receive future Liquidation Proceeds) that shall have secured a Receivable and have been repossessed by or on behalf of the Trust; and

(ix) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

(b) The Depositor and the Trust intend that the transfer of the Trust Property contemplated by Section 2.1(a) constitute a sale of the Trust Property, conveying good title to the Trust Property, from the Depositor to the Trust. If such transfer is deemed to be a pledge to secure the payment of the Notes, however, the Depositor hereby grants to the Trust a first priority security interest in all of the Depositor’s right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure the payment of the Notes, and in such event, this Agreement shall constitute a security agreement under applicable law.

(c) The sale, transfer, assignment and conveyance of the Trust Property made under Section 2.1(a) shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Depositor or the Seller to the Obligors or any other Person in connection with the Receivables and the other Trust Property or any obligation of the Depositor or the Seller under any agreement, document or instrument related thereto.

SECTION 2.2 Representations and Warranties of the Seller as to the Receivables. The Seller has made to the Depositor the representations and warranties as to the Receivables set forth in Section 3.2(b) of the Receivables Purchase Agreement. The Trust shall be deemed to have relied on such representations and warranties in accepting the Receivables. The representations and warranties set forth in Section 3.2(b) of the Receivables Purchase Agreement speak as of the execution and delivery of this Agreement, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Trust pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture. Pursuant to Section 2.1, the Depositor has sold, transferred, assigned and otherwise conveyed to the Trust, as part of the Trust Property, its rights under the Receivables Purchase Agreement, including its right to require the Seller to repurchase Receivables in accordance with the Receivables Purchase Agreement upon a breach of the representations and warranties set forth in Section 3.2(b) of the Receivables Purchase Agreement.

SECTION 2.3 Representations and Warranties of the Depositor as to the Receivables. The Depositor makes the following representations and warranties as to the Receivables on which the Trust shall be deemed to have relied in accepting the Receivables. The representations and warranties speak as of the execution and delivery of this Agreement, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Receivables to the Trust pursuant to this Agreement and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture.

(a) Characteristics of Receivables. Each Receivable (i) has been originated by CarMax Auto or an Affiliate of CarMax Auto in the ordinary course of business in connection with the sale of a new or used motor vehicle and has been fully and properly executed by the parties thereto, (ii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iii) provides for level monthly payments that fully amortize the Amount Financed by maturity (except that the period between the date of such Receivable and the date of the first Scheduled Payment may be less than or greater than one month and the amount of the first and last Scheduled Payments may be less than or greater than the level payments) and yield interest at the related APR, (iv) provides for, in the event that such Receivable is prepaid, a prepayment that fully pays the Principal Balance of such Receivable with interest at the related APR through the date of payment, (v) is a retail installment sale contract substantially in the form of Exhibit B to the Receivables Purchase Agreement, (vi) is secured by a new or used motor vehicle that had not been repossessed as of the Cutoff Date, (vii) is a Simple Interest Receivable, (viii) relates to an Obligor who has made at least one payment under such Receivable as of the Cutoff Date and (ix) relates to an Obligor whose mailing address is located in any State.

(b) Receivable Schedule. The information set forth in the Receivable Schedule was true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Depositor and/or the Noteholders were utilized in selecting the Receivables from those retail installment sale contracts which met the criteria contained in this Agreement. The information set forth in the compact disk or other listing regarding the Receivables made available to the Depositor and its assigns (which compact disk or other listing is required to be delivered as specified herein) is true and correct in all material respects.

(c) Compliance with Law. Each Receivable and the sale of the related Financed Vehicle complied, at the time such Receivable was originated and complies, as of the Closing Date, in all material respects with all requirements of applicable federal, State and local laws, and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, State adaptations of the National Consumer Act and the Uniform Consumer Credit Code and any other consumer credit, equal opportunity and disclosure laws applicable to such Receivable and sale.

(d) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in all material respects in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) No Government Obligor. No Receivable is due from the United States or any State or from any agency, department or instrumentality of the United States or any State.

(f) Security Interest in Financed Vehicles. Immediately prior to the transfer of the Receivables by the Seller to the Depositor, each Receivable was secured by a valid, binding and enforceable first priority perfected security interest in favor of the Seller in the related Financed Vehicle, which security interest has been validly assigned by the Seller to the Depositor. The Servicer has received, or will receive within 180 days after the Closing Date, the original certificate of title for each Financed Vehicle (other than any Financed Vehicle that is subject to a certificate of title statute or motor vehicle registration law that does not require that the original certificate of title for such Financed Vehicle be delivered to the Seller).

(g) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released in whole or in part from the Lien granted by the related Receivable.

(h) No Waiver. No provision of any Receivable has been waived in such a manner that such Receivable fails to meet all of the representations and warranties made by the Depositor in this Section 2.3 with respect thereto.

(i) No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of any Receivable, or the exercise of any right thereunder, will not render such Receivable unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the Depositor has no knowledge of any such right of rescission, setoff, counterclaim or defense being asserted or threatened with respect to any Receivable.

(j) No Liens. The Depositor has no knowledge of any liens or claims that have been filed, including liens for work, labor or materials or for unpaid State or federal taxes, relating to any Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related Receivable.

(k) No Default. Except for payment defaults continuing for a period of not more than 30 days, the Depositor has no knowledge that any default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred or that any continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen, and the Depositor has not waived any such event or condition.

(l) Title. The Depositor has purchased the Receivables from the Seller. The Depositor intends that the transfer of the Receivables contemplated by Section 2.1 constitute a sale of the Receivables from the Depositor to the Trust and that the beneficial interest in, and title to, the Receivables not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law. The Depositor has not sold, transferred, assigned or pledged any Receivable to any Person other than the Trust. The Depositor has not created, incurred or suffered to exist any Lien, encumbrance or security interest on any Receivable except for the Lien of the Indenture.

(m) Security Interest Matters. This Agreement creates a valid and continuing “security interest” (as defined in the Relevant UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens and is enforceable as such as against creditors of and purchasers from the Depositor. With respect to each Receivable, the Seller has taken all steps necessary to perfect its security interest against the related Obligor in the related Financed Vehicle. The Receivables constitute “tangible chattel paper” (as defined in the Relevant UCC).

The Depositor owns and has good and marketable title to the Receivables free and clear of any Lien, claim or encumbrance of any Person. The Depositor has caused or will cause prior to the Closing Date the filing of all appropriate financing statements in the proper filing offices in the appropriate jurisdictions under applicable law necessary to perfect the security interest in the Receivables granted to the Trust under this Agreement. Other than the security interest granted to the Trust under this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Receivables. The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust under this Agreement or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor. The security interest of the Seller in each Financed Vehicle has been validly assigned by the Depositor to the Trust.

(n) Financing Statements. All financing statements filed or to be filed against the Depositor in favor of the Indenture Trustee (as assignee of the Trust) contain a statement substantially to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(o) Valid Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Receivable under the Receivables Purchase Agreement or this Agreement or the pledge of such Receivable under the Indenture is unlawful, void or voidable or under which such Receivable would be rendered void or voidable as a result of any such sale, transfer, assignment, conveyance or pledge. The Depositor has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Receivables.

(p) One Original. There is only one original executed copy of each Receivable.

(q) Principal Balance. Each Receivable had an original Principal Balance of not more than $65,000 and a remaining Principal Balance as of the Cutoff Date of not less than $500.

(r) No Bankrupt Obligors. As of the Cutoff Date, no Receivable was due from an Obligor that was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

(s) New and Used Vehicles. As of the Cutoff Date, approximately 0.94% of the Pool Balance related to Receivables secured by new Financed Vehicles and approximately 99.06% of the Pool Balance related to Receivables secured by used Financed Vehicles.

(t) Origination. Each Receivable was originated after January 5, 2005.

(u) Term to Maturity. Each Receivable had an original term to maturity of not more than 72 months and not less than 12 months and a remaining term to maturity as of the Cutoff Date of not more than 71 months and not less than three months.

(v) Weighted Average Remaining Term to Maturity. As of the Cutoff Date, the weighted average remaining term to maturity of the Receivables was approximately 58.98 months.

(w) Annual Percentage Rate. Each Receivable has an APR of at least 4.45% and not more than 25.00%.

(x) Location of Receivable Files. The Receivable Files are maintained at the location listed in Schedule 2 to this Agreement.

(y) Simple Interest Method. All payments with respect to the Receivables have been allocated consistently in accordance with the Simple Interest Method.

(z) No Delinquent Receivables. As of the Cutoff Date, no payment due under any Receivable was more than 30 days past due.

(aa) Insurance. Each Obligor has obtained or agreed to obtain physical damage insurance (which insurance shall not be force placed insurance) covering the related Financed Vehicle in accordance with the Seller’s normal requirements.

(bb) Fair Market Value. The Receivables Purchase Price represents the fair market value of the Receivables.

(cc) Custodial Agreements. Immediately prior to the transfer of the Receivables by the Seller to the Depositor, the Seller or an Affiliate of the Seller had possession of the Receivable Files and there were no, and there will not be any, custodial agreements in effect materially adversely affecting the right or ability of the Seller to make, or cause to be made, any delivery required under this Agreement.

(dd) Bulk Transfer Laws. The transfer of the Receivables and the Receivable Files by the Depositor to the Trust pursuant to this Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(ee) No Transfer Restrictions. The Depositor has not created, incurred or suffered to exist any restriction on transferability of the Receivables except for the restrictions on transferability imposed by this Agreement.

SECTION 2.4 Repurchase by Depositor upon Breach. The Depositor, the Servicer, the Backup Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Seller and the Indenture Trustee promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties set forth in Section 2.3. If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which the Depositor becomes aware of, or receives written notice from the Servicer, the Backup Servicer or the Owner Trustee of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Trust in a Receivable, the Depositor shall repurchase such Receivable from the Trust on the Distribution Date immediately following such Collection Period. In consideration of the repurchase of a Receivable hereunder, the Depositor shall remit the Purchase

Amount of such Receivable in the manner specified in Section 4.5. The sole remedy of the Backup Servicer, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders with respect to a breach or failure to be true of the representations and warranties set forth in Section 2.3 shall be to require the Depositor to repurchase Receivables pursuant to this Section 2.4. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Receivable pursuant to this Section 2.4 or the eligibility of any Receivable for purposes of this Agreement.

SECTION 2.5 Custody of Receivable Files. To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer as its agent, and the Servicer hereby accepts such appointment, to act as custodian on behalf of the Trust and the Indenture Trustee of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Trust pursuant to the Indenture with respect to each Receivable (collectively, a “Receivable File”):

(i) the original, executed copy of such Receivable;

(ii) the original credit application with respect to such Receivable fully executed by the related Obligor or a photocopy thereof or a record thereof on a computer file or disc or on microfiche;

(iii) the original certificate of title for the related Financed Vehicle or such other documents that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, evidencing the security interest of the Seller in such Financed Vehicle;

(iv) documents evidencing the commitment of the related Obligor to maintain physical damage insurance covering the related Financed Vehicle; and

(v) any and all other documents (including any computer file or disc or microfiche) that the Seller or the Servicer shall keep on file, in accordance with its customary practices and procedures, relating to such Receivable, the related Obligor or the related Financed Vehicle.

On the Closing Date, the Servicer shall deliver to the Backup Servicer, the Trust and the Indenture Trustee an Officer’s Certificate confirming that the Servicer has received, on behalf of the Trust and the Indenture Trustee, all the documents and instruments necessary for the Servicer to act as the agent of the Trust and the Indenture Trustee for the purposes set forth in this Section 2.5, including the documents referred to herein, and the Backup Servicer, the Trust, the Owner Trustee and the Indenture Trustee are hereby authorized to rely on such Officer’s Certificate. In addition, within 180 days after the Closing Date, the Servicer shall deliver to the Backup Servicer, the Trust and the Indenture Trustee an Officer’s Certificate certifying that the Servicer has received the original certificate of title for each Financed Vehicle except each Financed Vehicle securing an outstanding Receivable for which the Servicer has not received the original certificate of title as shall be identified in such Officer’s Certificate (and indicating whether such Financed Vehicle is subject to a certificate of title statute or motor vehicle registration law that requires that the original certificate of title for such Financed Vehicle be delivered to the Seller).

SECTION 2.6 Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Receivable Files for the benefit of the Trust and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Servicer, the Backup Servicer and the Trust to comply with the terms and provisions of this Agreement and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the files relating to comparable motor vehicle retail installment sale contracts that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, in accordance with its customary practices and procedures, periodic audits of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Backup Servicer, the Trust or the Indenture Trustee to verify the accuracy of the Servicer’s record keeping. The Servicer shall promptly report to the Backup Servicer, the Owner Trustee and the Indenture Trustee any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Backup Servicer, the Trust, the Owner Trustee or the Indenture Trustee of the Receivable Files, and none of the Backup Servicer, the Trust, the Owner Trustee or the Indenture Trustee shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

(b) Maintenance of and Access to Records. The Servicer shall maintain each Receivable File at the location listed in Schedule 2 or at such other location as shall be specified to the Backup Servicer, the Trust and the Indenture Trustee by written notice not later than ninety (90) days after any change in location. The Servicer shall make available to the Backup Servicer, the Trust and the Indenture Trustee, or its duly authorized representatives, attorneys or auditors, a list of locations of the Receivable Files, the Receivable Files, and the related accounts, records, and computer systems maintained by the Servicer, at such times as the Backup Servicer, the Trust or the Indenture Trustee shall instruct.

(c) Release of Documents. As soon as practicable after receiving written instructions from the Indenture Trustee, the Servicer shall release any document in the Receivable Files to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place as the Indenture Trustee may reasonably designate.

(d) Title to Receivables. The Servicer shall not at any time have or in any way attempt to assert any interest in any Receivable held by it as custodian hereunder or in the related Receivable File other than for collecting or enforcing such Receivable for the benefit of the Trust. The entire equitable interest in such Receivable and the related Receivable File shall at all times be vested in the Trust.

SECTION 2.7 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by an Authorized Officer. A certified copy of excerpts of authorizing resolutions of the Board of Directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

SECTION 2.8 Indemnification of the Custodian. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Backup Servicer, the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred or asserted against the Backup Servicer, the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any act or omission by the Servicer relating to the maintenance and custody of the Receivable Files; provided, however, that the Servicer shall not be liable hereunder to the Backup Servicer, the Owner Trustee or the Indenture Trustee, as applicable, to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of the Backup Servicer, the Owner Trustee or the Indenture Trustee, as applicable.

SECTION 2.9 Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.9. If the Servicer shall resign as Servicer under Section 7.7, or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian hereunder may be terminated (i) by the Trust, with the consent of the Indenture Trustee, (ii) by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class or, if the Notes have been paid in full, by the Holders of Certificates evidencing not less than 25% of the aggregate Certificate Percentage Interest or (iii) by the Owner Trustee, with the consent of the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class, in each case by notice then given in writing to the Depositor, the Servicer and the Backup Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders or the Certificateholders). As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Receivable Files and the related accounts and records maintained by the Servicer to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place as the Indenture Trustee may reasonably designate or, if the Notes have been paid in full, at such place as the Owner Trustee may reasonably designate.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES AND

OTHER TRUST PROPERTY

SECTION 3.1 Duties of Servicer and Backup Servicer.

(a) The Servicer shall administer the Receivables with reasonable care. The Servicer’s duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Receivables, or by federal, State or local governmental authorities, investigating delinquencies, reporting tax information to Obligors, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and providing collection and repossession services in the event of Obligor default. In performing its duties as Servicer hereunder, the Servicer shall use reasonable care and exercise that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle retail installment sale contracts that it services for itself or others. Subject to the foregoing and to Section 3.2, the Servicer shall follow its customary standards, policies, practices and procedures in performing its duties hereunder as Servicer. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Depositor, the Backup Servicer, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any one or more of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables or the Financed Vehicles, all in accordance with this Agreement; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance (including accrued interest) of any Receivable from the related Obligor, except in connection with a de minimis deficiency which the Servicer would not attempt to collect in accordance with its customary procedures, in which event the Servicer shall indemnify the Trust for such deficiency. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Owner Trustee shall thereupon be deemed to have automatically assigned such Receivable to the Servicer, which assignment shall be solely for purposes of collection. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Owner Trustee shall, at the Servicer’s expense and written direction, take steps to enforce such Receivable, including bringing suit in its name or the names of the Indenture Trustee, the Certificateholders, the Noteholders or any of them. The Owner Trustee shall execute and deliver to the Servicer any powers of attorney and other documents as shall be prepared by the Servicer and reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Trust or the Owner Trustee in connection with ownership of the Receivables and shall make all filings and pay all fees as may be required in connection therewith during the term hereof. If the Servicer fails to perform its obligations under this Agreement and the Backup Servicer is appointed as successor Servicer in accordance with Section 8.2, the Backup Servicer shall be responsible for the Servicer’s duties under this Agreement except as specified in Section 8.2; provided, however, that the Backup Servicer shall not be liable for the terminated Servicer’s failure to perform such obligations.

(b) The Backup Servicer and the Servicer, as applicable, shall have the following duties: (i) not less than once during any 12-month period, the Backup Servicer shall conduct an on-site visit of the Servicer’s servicing operations, meeting with appropriate operations personnel to discuss any changes in processes and procedures that have occurred since the last on-site visit, and (ii) not less than once during any 12-month period, the Backup Servicer shall update or amend its data-mapping with respect to the computer systems used by the Servicer to service the Receivables by effecting a data-map refresh; provided, however, that the Backup Servicer shall only be required to effect a data-map refresh upon receipt of written notice from the Servicer that one or more fields included in the Monthly Tape or confirmed in the Backup Servicer’s original data-mapping have been updated or amended. Each on-site visit referred to in clause (i) above shall be at the cost of CarMax.

SECTION 3.2 Collection and Allocation of Receivable Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and otherwise act with respect to the Receivables and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto and in accordance with the standard of care required by Section 3.1. The Servicer shall allocate collections on or in respect of the Receivables between principal and interest in accordance with the customary servicing practices and procedures it follows with respect to all comparable motor vehicle retail installment sale contracts that it services for itself or others. The Servicer shall not increase or decrease the number or amount of any Scheduled Payment, the Amount Financed under any Receivable or the APR of any Receivable, or extend, rewrite or otherwise modify the payment terms of any Receivable; provided, however, that the Servicer may extend the due date for one or more payments due on any Receivable for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle retail installment sale contracts that it services for itself or others and in accordance with its customary standards, policies, practices and procedures if the cumulative extensions with respect to any Receivable shall not cause the term of such Receivable to extend beyond the Final Scheduled Maturity Date. If the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase each Receivable affected thereby for the related Purchase Amount, in the manner specified in Section 3.7, as of the close of the Collection Period during which such failure occurs. The Servicer may, in its discretion (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge or any other fee that may be collected in the ordinary course of servicing a Receivable.

SECTION 3.3 Realization upon Receivables. The Servicer shall use reasonable efforts on behalf of the Trust, in accordance with the standard of care required under Section 3.1, to repossess or otherwise convert the ownership of each Financed Vehicle securing a Defaulted Receivable. In taking such action, the Servicer shall follow such customary practices and procedures as it shall deem necessary or advisable in its servicing of comparable motor vehicle retail installment sale contracts and as are otherwise consistent with the standard of care required under Section 3.1. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle and any deficiency obtained from the related Obligor. If a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds received with respect to the related Receivable.

SECTION 3.4 Physical Damage Insurance. The Servicer shall follow its customary practices and procedures to determine whether or not each Obligor shall have maintained physical damage insurance covering the related Financed Vehicle.

SECTION 3.5 Maintenance of Security Interests in Financed Vehicles. The Servicer shall take such steps, in accordance with the standard of care required under Section 3.1, as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle at all times. The Trust hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Trust and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the fact that such security interest is not perfected as a result of the relocation of a Financed Vehicle or for any other reason. The Servicer shall not release, in whole or in part, any security interest in a Financed Vehicle created by the related Receivable except as permitted herein or in accordance with its customary standards, policies, practices and procedures.

SECTION 3.6 Amendment of Receivable Terms. The Servicer shall not impair in any material respect the rights of the Depositor, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Receivables or, except as permitted under Section 3.2, otherwise amend or alter the terms of the Receivables if, as a result of such amendment or alteration, the interests of the Depositor, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders hereunder would be materially adversely affected.

SECTION 3.7 Purchase by Servicer upon Breach. The Depositor, the Servicer, the Backup Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Seller and the Indenture Trustee promptly, in writing, upon the discovery of any breach of Section 3.2, 3.5 or 3.6. If such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the 30th day after the date on which the Servicer becomes aware of, or receives written notice from the Depositor, the Backup Servicer or the Owner Trustee of, such breach, and such breach materially and adversely affects the interest of the Trust in a Receivable, the Servicer shall purchase such Receivable from the Trust on the Distribution Date following such Collection Period; provided, however, that, with respect to a breach of Section 3.2, the Servicer shall purchase the affected Receivable from the Trust at the end of the Collection Period in which such breach occurs. In consideration of the purchase of a Receivable hereunder, the Servicer shall remit the Purchase Amount of such Receivable in the manner specified in Section 4.5. The sole remedy of the Backup Servicer, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders with respect to a breach of Section 3.2, 3.5 or 3.6 shall be to require the Servicer to purchase Receivables pursuant to this Section 3.7. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the purchase of any Receivable pursuant to this Section 3.7.

SECTION 3.8 Servicing Compensation. The Servicer shall receive the Monthly Servicing Fee for servicing the Receivables. The Monthly Servicing Fee for any Collection Period shall equal the product of one-twelfth (1/12) of the Servicing Rate and the Pool Balance as of the first day of such Collection Period (or, in the case of the initial Collection Period, as of the Cutoff Date); provided, however, that the Monthly Servicing Fee payable to a successor Servicer other than the Backup Servicer may equal such other amount as may be determined in accordance with Section 8.2(c). The Servicer shall pay all expenses incurred by it in connection with its activities hereunder (including the fees and expenses of the Owner Trustee and the Indenture Trustee, including the reasonable fees and expenses of their attorneys, and any custodian appointed by the Owner Trustee and the Indenture Trustee, the fees and expenses of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Certificateholders and the Noteholders), except expenses incurred in connection with realizing upon Receivables under Section 3.3.

SECTION 3.9 Monthly Servicer’s Certificate. On or before the Determination Date immediately preceding each Distribution Date, the Servicer shall deliver to the Depositor, the Backup Servicer, the Seller, the Owner Trustee, the Indenture Trustee and each Paying Agent, with a copy to the Rating Agencies, a certificate of a Servicing Officer substantially in the form of Exhibit A (a “Servicer’s Certificate”) and attached to a Servicer’s report containing all information necessary to make the transfers and distributions pursuant to Sections 4.5, 4.6 and 4.7, together with the written statements to be furnished by the Owner Trustee to the Certificateholders pursuant to Section 4.9 and by the Indenture Trustee to the Noteholders pursuant to Section 4.9 and pursuant to Section 6.6 of the Indenture. The Servicer shall separately identify (by account number) in a written notice to the Depositor, the Backup Servicer, the Owner Trustee and the Indenture Trustee the Receivables to be repurchased by the Depositor or to be purchased by the Servicer, as the case may be, on the Business Day preceding such Distribution Date, and, upon request of one of the foregoing parties, each Receivable which became a Defaulted Receivable during the related Collection Period. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Trust.

SECTION 3.10 Annual Servicing Report; Annual Compliance Statement; Notice of Event of Servicing Termination.

(a) On or before May 31 of each year (commencing with the year 2011), the Servicer shall deliver to the Depositor, the Backup Servicer, the Owner Trustee and the Indenture Trustee a report regarding its assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB as of the end of and for the preceding Trust Fiscal Year (or, in the case of the report to be delivered in the year 2011, as of the end of and for the period beginning on the Closing Date and ending on February 28, 2011) that satisfies the requirements of Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. A copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the written request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

(b) On or before May 31 of each year (commencing with the year 2011), the Servicer shall deliver to the Depositor, the Backup Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate stating, as to the officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Servicer during the preceding Trust Fiscal Year (or, in the case of the Officer’s Certificate to be delivered in the year 2011, during the period beginning on the Closing Date and ending on February 28, 2011) and of its performance under this Agreement has been made under such officer’s supervision; and

(ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such Trust Fiscal Year (or, in the case of the Officer’s Certificate to be delivered in the year 2011, such period) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the written request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

(c) The Servicer shall deliver to the Depositor, the Backup Servicer, the Owner Trustee, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, an Officer’s Certificate specifying any event which constitutes or, with the giving of notice or lapse of time or both, would become an Event of Servicing Termination.

SECTION 3.11 Annual Public Accounting Firm Report. On or before May 31 of each year (commencing with the year 2011), the Servicer shall cause a registered public accounting firm to deliver to the Depositor, the Owner Trustee and the Indenture Trustee a report addressed to the Board of Directors of the Servicer that attests to, and reports on, the Servicer’s assessment of compliance with the servicing criteria specified in Item 1122(d) of Regulation AB with respect to the preceding Trust Fiscal Year (or, in the case of the report to be delivered in the year 2011, with respect to the period beginning on the Closing Date and ending on February 28, 2011) and that otherwise satisfies the requirements of Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. A copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office.

SECTION 3.12 Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide the Depositor, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Certificateholders and the Noteholders with access to the Receivable Files in the cases where the Depositor, the Backup Servicer, the Owner Trustee, the Indenture

Trustee, the Certificateholders or the Noteholders shall be required by applicable statutes, regulations or the provisions of any Transaction Document to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer and the Backup Servicer, as applicable, to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12. Each Certificateholder or Noteholder, by its acceptance of a Certificate or Note, as the case may be, shall be deemed to have agreed to keep any information obtained by it pursuant to this Section 3.12 confidential, except as may be required by applicable law. The Backup Servicer agrees to keep any information obtained by it pursuant to this Section 3.12 or otherwise pursuant to this Agreement confidential, except as may be required by applicable law.

SECTION 3.13 Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Servicer shall, or shall cause the Administrator to, prepare, execute and deliver all certificates and other documents required to be delivered by the Trust pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder. The Depositor shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings. The Servicer shall provide or cause to be provided to the Depositor copies of all documents filed by the Servicer after the Closing Date with the Commission pursuant to the Securities Act or the Exchange Act that relate specifically to the Trust, the Notes or the Certificates.

SECTION 3.14 Reports to Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as such Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article III and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.

SECTION 3.15 Monthly Tape. No later than the second Business Day after each Distribution Date, the Servicer shall deliver to the Backup Servicer a computer tape, compact disc or other electronic transmission acceptable to the Backup Servicer in a format acceptable to the Backup Servicer containing the information with respect to the Receivables as of the last day of the preceding Collection Period necessary for preparation of the Servicer’s Certificate relating to the preceding Determination Date (the “Monthly Tape”). The Backup Servicer shall confirm that the Monthly Tape is in readable form. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations under this Agreement, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

ARTICLE IV

DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO

NOTEHOLDERS AND CERTIFICATEHOLDERS

SECTION 4.1 Accounts.

(a) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Collection Account (the “Collection Account”). The Collection Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with this Agreement, the Indenture and the Trust Agreement. All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement. All deposits to and withdrawals from the Collection Account shall be made only upon the terms and conditions of the Transaction Documents.

If the Servicer is required to remit collections on a daily basis pursuant to the first sentence of Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Permitted Investments that mature not later than the Business Day preceding the Distribution Date following the Collection Period during which such investment is made. All such Permitted Investments shall be held to maturity. If the Collection Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency shall consent) cause the Collection Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Collection Account.

(b) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Note Payment Account (the “Note Payment Account”). The Note Payment Account shall be held in trust for the benefit of the Noteholders. The Note Payment Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Note Payment Account in accordance with this Agreement and the Indenture. All monies deposited from time to time in the Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture. The amounts on deposit in the Note Payment Account shall not be invested. If the Note Payment Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) cause the Note Payment Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Note Payment Account.

(c) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Owner Trustee at an Eligible Institution (which shall initially be the Owner Trustee) a segregated trust account designated as the “CarMax Auto Owner Trust 2010-2 Trust Account” (the “Certificate Payment Account”). The Certificate Payment Account shall be held in trust for the benefit of the Certificateholders. The Certificate Payment Account shall be under the sole dominion and control of the Owner Trustee; provided, however, that the Servicer may direct the Indenture Trustee in writing to make deposits to the Certificate Payment Account in accordance with this Agreement and the Indenture and may direct the Owner Trustee to make withdrawals from the Certificate Payment Account in accordance with this Agreement and the Trust Agreement. All monies deposited from time to time in the Certificate Payment Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Trust Agreement. The amounts on deposit in the Certificate Payment Account shall not be invested. If the Certificate Payment Account is no longer to be maintained at the Owner Trustee, the Servicer shall, with the Owner Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) cause the Certificate Payment Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any change in the account number or location of the Certificate Payment Account.

(d) If, on any Distribution Date, the aggregate amount on deposit in the Collection Account and the Reserve Account equals or exceeds the sum of (i) the Note Balance as of the day preceding such Distribution Date, (ii) the Total Note Interest for each Class of Notes for such Distribution Date and (iii) the Total Servicing Fee for the preceding Collection Period and any Unreimbursed Servicer Advances for the preceding Collection Period, the Servicer shall instruct the Indenture Trustee to (A) transfer all amounts on deposit in the Reserve Account on such Distribution Date from the Reserve Account to the Collection Account and (B) include such amounts in Available Funds for purposes of application pursuant to Section 2.8(a) of the Indenture on such Distribution Date.

SECTION 4.2 Collections. The Servicer shall remit to the Collection Account all amounts received by the Servicer on or in respect of the Receivables (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable) but excluding payments with respect to Purchased Receivables) as soon as practicable and in no event after the close of business on the second Business Day after such receipt; provided, however, that for so long as (i) CarMax is the Servicer, (ii) no Event of Servicing Termination shall have occurred and be continuing and (iii) the Rating Agency Condition shall have been satisfied (each, a “Monthly Remittance Condition”), the Servicer may remit any such amounts received during any Collection Period to the Collection Account in immediately available funds on the Business Day preceding the Distribution Date following such Collection Period (it being understood that the Monthly Remittance Condition has not been satisfied as of the Closing Date); provided further, that if any such amounts (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) are received in respect of a Receivable as to which there is an unreimbursed Simple Interest Advance, the Servicer shall retain such amounts to the extent of such unreimbursed Simple Interest Advance (and shall apply the amount retained to reimburse itself for such unreimbursed Simple Interest Advance) and shall remit the balance of such amounts to the Collection Account; and, provided further, that the Servicer shall, if it determines that it has made an Unreimbursed Servicer Advance, retain amounts received on or in respect of the Receivables to the extent set forth in Section 4.4(b). The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (ii) or (iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee, as applicable, has received notice of such event or circumstance from the Depositor or the Servicer in an Officer’s Certificate or written notice of such event or circumstance from the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class or unless a Responsible Officer of the Owner Trustee or the Indenture Trustee, as applicable, has actual knowledge of such event or circumstance. The Servicer shall remit to the Collection Account on the Closing Date all amounts received by the Servicer on or in respect of the Receivables (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)) during the period from but excluding the Cutoff Date to and including the second Business Day preceding the Closing Date.

SECTION 4.3 Application of Collections. For purposes of this Agreement, all amounts received on or in respect of a Receivable during any Collection Period (including Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable) but excluding payments with respect to Purchased Receivables) shall be applied by the Servicer, as of the last day of such Collection Period, to interest and principal on such Receivable in accordance with the Simple Interest Method.

SECTION 4.4 Simple Interest Advances and Unreimbursed Servicer Advances.

(a) If, as of the end of any Collection Period, one or more payments of Monthly P&I due under any Receivable (other than a Defaulted Receivable) outstanding at the end of such Collection Period shall not have been received by the Servicer and remitted to the Collection Account pursuant to Section 4.2, the Servicer may, at its option, make, on the Business Day preceding the Distribution Date immediately following such Collection Period, a Simple Interest Advance with respect to such Receivable by depositing in or crediting to the Collection Account the amount of Monthly P&I allocable to interest scheduled to have been paid during such Collection Period, assuming that such Receivable was paid on its due date, minus the amount of Monthly P&I actually received and allocated to interest, if any, with respect to such Receivable during such Collection Period.

(b) If the Servicer determines that it has made an Unreimbursed Servicer Advance, the Servicer shall reimburse itself for such Unreimbursed Servicer Advance from unrelated amounts received by the Servicer on or in respect of the Receivables (including

Liquidation Proceeds and all amounts received by the Servicer in connection with the repossession and sale of a Financed Vehicle (whether or not the related Receivable has been classified as a Defaulted Receivable)); provided, however, that the Servicer shall furnish to the Indenture Trustee and the Owner Trustee, on or before the Distribution Date following the Collection Period during which such reimbursement is taken, a certificate of a Servicing Officer setting forth the basis for such determination, the amount of such Unreimbursed Servicer Advance, the Receivable with respect to which such Unreimbursed Servicer Advance was made and the installments or other proceeds with respect to which such reimbursement was taken.

SECTION 4.5 Additional Deposits. The Depositor and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Receivables pursuant to Section 2.4, 3.7 or 9.1. All such deposits described above with respect to a Collection Period shall be made in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day preceding the Distribution Date following such Collection Period.

SECTION 4.6 Determination Date Calculations; Application of Available Funds.

(a) On each Determination Date, the Servicer shall calculate the following amounts:

(i) the Available Collections for the following Distribution Date;

(ii) the Total Servicing Fee for the preceding Collection Period;

(iii) the Total Backup Servicer Fee for the preceding Collection Period;

(iv) the Total Note Interest for each Class of Class A Notes for the following Distribution Date;

(v) the Priority Principal Distributable Amount for the following Distribution Date;

(vi) the Total Note Interest for the Class B Notes for the following Distribution Date;

(vii) the Secondary Principal Distributable Amount for the following Distribution Date;

(viii) the Total Note Interest for the Class C Notes for the following Distribution Date;

(ix) the Tertiary Principal Distributable Amount for the following Distribution Date;

(x) the sum of the amounts described in clauses (ii) through (ix) above (the “Required Payment Amount”); and

(xi) the Regular Principal Distributable Amount for the following Distribution Date.

(b) On each Determination Date, the Servicer shall calculate the following amounts:

(i) the lesser of (A) the amount, if any, by which the Required Payment Amount for the following Distribution Date exceeds the Available Collections for such Distribution Date and (B) the Reserve Account Amount for such Distribution Date (before giving effect to any deposits to or withdrawals from the Reserve Account on such Distribution Date) (such lesser amount, the “Reserve Account Draw Amount”); provided, however, that if on the last day of the preceding Collection Period the Pool Balance is zero, the Reserve Account Draw Amount for such Distribution Date shall equal the Reserve Account Amount for such Distribution Date;

(ii) the Reserve Account Amount for the following Distribution Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Distribution Date); and

(iii) the amount, if any, by which the Required Reserve Account Amount for the following Distribution Date exceeds the Reserve Account Amount for such Distribution Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Distribution Date) (such excess, the “Reserve Account Deficiency”).

On each Distribution Date, the Servicer shall instruct the Indenture Trustee to transfer the Reserve Account Draw Amount, if any, for such Distribution Date from the Reserve Account to the Collection Account.

(c) [RESERVED].

(d) On each Distribution Date, the Servicer shall instruct the Indenture Trustee in writing to apply the Available Funds for such Distribution Date to make the payments and deposits set forth in Section 2.8(a) or 5.4(b) of the Indenture, as applicable.

SECTION 4.7 Reserve Account.

(a) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Reserve Account (the “Reserve Account”). The Reserve Account shall be held in trust for the benefit of the Noteholders and the Certificateholders. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with this Agreement and the Indenture. On the Closing Date, the Depositor shall deposit the Initial Reserve Account Deposit into the Reserve Account from the net proceeds of the sale of the Notes. The Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account (the “Reserve Account Property”) has been conveyed by the Depositor to the Trust pursuant to Section 2.1. Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property to the Indenture Trustee on behalf of the Noteholders and the Certificateholders to secure its obligations under the Notes and the Indenture.

(b) The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account in Permitted Investments that mature not later than the Business Day preceding the next Distribution Date. All such Permitted Investments shall be held to maturity. On any Distribution Date, all interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account, to the extent that funds on deposit therein, as certified by the Servicer, exceed the Required Reserve Account Amount, shall, at the written direction of the Servicer, (i) first, be deposited into the Note Payment Account, for payment of principal of the Notes in the priority set forth in Section 2.8(b) of the Indenture, to the extent of any unfunded Regular Principal Distributable Amount, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date), (ii) second, be paid to the Backup Servicer or any other Successor Servicer, as applicable, to the extent of any unfunded amounts payable pursuant to Section 2.8(a)(xii) or (xiii) of the Indenture, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date), (iii) third, be deposited into the Certificate Payment Account for payment to the Certificateholders. If the Reserve Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee’s assistance as necessary, promptly (and in any case within ten (10) calendar days or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent) cause the Reserve Account to be moved to an Eligible Institution. The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee in writing of any change in the account number or location of the Reserve Account.

(c) With respect to any Reserve Account Property:

(i) any Reserve Account Property that is a “financial asset” (as defined in Section 8-102(a)(9) of the Relevant UCC) shall be physically delivered to, or credited to an account in the name of, the Eligible Institution maintaining the Reserve Account, in accordance with such institution’s customary procedures such that such institution establishes a “securities entitlement” in favor of the Indenture Trustee with respect thereto;

(ii) any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

(iii) except for any deposit accounts specified in clause (ii) above, the Reserve Account shall only be invested in securities or in other assets which the Eligible Institution maintaining the Reserve Account agrees to treat as “financial assets” (as defined in Section 8-102(a)(9) of the Relevant UCC).

(d) If the Reserve Account Amount for any Distribution Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Distribution Date) exceeds the Required Reserve Account Amount for such Distribution Date, the Servicer shall instruct the Indenture Trustee in writing to distribute the amount of such excess (i) first, to the Note Payment Account, for payment of principal of the Notes in the priority set forth in Section 2.8(b) of the Indenture, to the extent of any unfunded Regular Principal Distributable Amount, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date), (ii) second, be paid to the Backup Servicer or any other Successor Servicer, as applicable, to the extent of any unfunded amounts payable pursuant to Section 2.8(a)(xii) or (xiii) of the Indenture, if any, on such Distribution Date (after giving effect to the application of Available Funds on such Distribution Date), (iii) third, to the Certificate Payment Account for payment to the Certificateholders. The Indenture Trustee and the Owner Trustee hereby release, on each Distribution Date, their security interest in, to and under Reserve Account Property distributed to the Certificateholders.

(e) If the Note Balance, and all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to the Noteholders or the Certificateholders, have been paid in full and the Trust has been terminated, any remaining Reserve Account Property shall be distributed to the Certificateholders.

SECTION 4.8 Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections on a daily basis pursuant to the first sentence of Section 4.2, the Depositor and the Servicer may make any remittance pursuant to this Article IV with respect to a Collection Period net of distributions or reimbursements to be made to the Depositor or the Servicer with respect to such Collection Period; provided, however, that such obligations shall remain separate obligations, no party shall have a right of offset and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

SECTION 4.9 Statements to Noteholders and Certificateholders. On or prior to each Distribution Date, the Servicer shall provide to the Indenture Trustee (with copies to the Depositor, the Backup Servicer, the Rating Agencies and each Paying Agent), for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date, and to the Owner Trustee (with copies to the Depositor, the Backup Servicer, the Rating Agencies and each Paying Agent), for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement in substantially the form of Exhibit B or Exhibit C, as applicable. Each such statement shall set forth at least the following information as to the Notes and the Certificates (to the extent applicable) with respect to the distribution to be made on such Distribution Date:

(i) the amount of such distribution allocable to principal for each Class of Notes;

(ii) the Priority Principal Distributable Amount for such Distribution Date;

(iii) the Secondary Principal Distributable Amount for such Distribution Date;

(iv) the Tertiary Principal Distributable Amount for such Distribution Date;

(v) [RESERVED];

(vi) the Regular Principal Distributable Amount for such Distribution Date;

(vii) the amount of such distribution allocable to current and overdue interest (including any interest on overdue interest) for each Class of Notes;

(viii) the Total Servicing Fee for the preceding Collection Period;

(ix) the Total Backup Servicer Fee for the preceding Collection Period;

(x) the aggregate outstanding principal balance of each Class of Notes and the Note Pool Factor with respect to each Class of Notes (in each case after giving effect to payments allocated to principal reported under clause (i) above);

(xi) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(xii) the Reserve Account Amount on such Distribution Date (after giving effect to all deposits to or withdrawals from the Reserve Account on such Distribution Date);

(xiii) The Reserve Account Draw Amount for such Distribution Date;

(xiv) the aggregate Purchase Amount of Receivables repurchased by the Depositor or purchased by the Servicer, if any, with respect to the preceding Collection Period;

(xv) the number and aggregate Principal Balance of Receivables that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of the preceding Collection Period;

(xvi) the number of Receivables that were outstanding as of the last day of the preceding Collection Period;

(xvii) the Net Losses with respect to the preceding Collection Period;

(xviii) the Overcollateralization Target Amount for such Distribution Date and the amount by which the Pool Balance exceeds the Note Balance as of such Distribution Date (after giving effect to any payments made to the Holders of the Notes on such Distribution Date);

(xix) the amount of Available Collections for the preceding Collection Period;

(xx) the amount of Excess Collections with respect to such Distribution Date; and

(xxi) The Consolidated Tangible Net Worth as of the last day of the Related Fiscal Quarter for such Distribution Date.

SECTION 4.10 Control of Securities Accounts. Notwithstanding anything to the contrary contained herein, the Trust agrees that each of the Collection Account, the Note Payment Account, the Certificate Payment Account and the Reserve Account will only be established at an Eligible Institution that agrees substantially as follows: (i) it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the Relevant UCC) relating to such accounts issued by the Indenture Trustee without further consent by the Trust; (ii) until the termination of the Indenture, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Indenture Trustee; and (iii) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such accounts.

ARTICLE V

[RESERVED]

ARTICLE VI

THE DEPOSITOR

SECTION 6.1 Representations and Warranties of Depositor. The Depositor makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

(a) Organization and Good Standing. The Depositor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Receivables.

(b) Due Qualification. The Depositor is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Depositor, materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, any of the other Transaction Documents to which the Depositor is a party, the Receivables, the Notes or the Certificates.

(c) Power and Authority. The Depositor has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The Depositor has the power and authority to sell, assign, transfer and convey the property to be transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary limited liability company action, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Depositor is a party have been duly authorized by the Depositor by all necessary limited liability company action.

(d) Valid Transfer; Binding Obligation. This Agreement effects a valid sale, transfer, assignment and conveyance to the Trust of the Receivables and the other Trust Property enforceable against all creditors of and purchasers from the Depositor. This Agreement and the other Transaction Documents to which the Depositor is a party constitute legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e) No Violation. The execution, delivery and performance by the Depositor of this Agreement and the other Transaction Documents to which the Depositor is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Depositor or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which the Depositor is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Agreement), or violate any law, order, rule or regulation applicable to the Depositor or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Depositor, threatened against the Depositor before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties (i) asserting the invalidity of this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Receivables, the Notes or the Certificates, or (iv) that, in the reasonable judgment of the Depositor, would adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Trust or of the Notes or the Certificates.

SECTION 6.2 Liability of Depositor; Indemnities.

(a) The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Depositor under this Agreement.

(b) The Depositor shall indemnify, defend and hold harmless the Backup Servicer, the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Notes or the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Receivables or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

(c) The Depositor shall indemnify, defend and hold harmless the Backup Servicer, the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Depositor’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party and (ii) the Depositor’s violation of federal or State securities laws in connection with the registration or the sale of the Notes.

(d) The Depositor shall indemnify, defend and hold harmless the Backup Servicer, the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Backup Servicer, the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (iv) relates to any tax other than the taxes with respect to which either the Depositor or the Servicer shall be required to indemnify the Backup Servicer, the Owner Trustee or the Indenture Trustee, as applicable.

(e) The Depositor shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

Indemnification under this Section 6.2 shall survive the resignation or removal of the Backup Servicer, the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Depositor shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Depositor, without interest. Notwithstanding anything to the contrary contained herein, the Depositor shall only be required to pay (i) any fees, expenses, indemnities or other liabilities that it may incur under the Transaction Documents from funds available pursuant to, and in accordance with, the payment priorities set forth in this Agreement and (ii) to the extent the Depositor has additional funds available (other than funds described in the preceding clause (i)) that would be in excess of amounts that would be necessary to pay the debt and other obligations of the Depositor in accordance with the Depositor’s certificate of formation, operating agreement and all financing documents to which the Depositor is a party. The agreement set forth in the preceding sentence shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. In addition, no amount owing by the Depositor hereunder in excess of liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it.

SECTION 6.3 Merger or Consolidation of, or Assumption of the Obligations of, Depositor. Any Person (i) into which the Depositor shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Depositor shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Depositor, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Depositor under this Agreement, shall be the successor to the Depositor under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Depositor shall have delivered to the Backup Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.3, (y) the Depositor shall have delivered to the Backup Servicer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest and (z) the Rating Agency Condition shall have been satisfied. Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (x), (y) and (z) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

SECTION 6.4 Limitation on Liability of Depositor and Others.

(a) Neither the Depositor nor any of the directors, officers, employees or agents of the Depositor shall be under any liability to the Trust, the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Depositor or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of gross negligence in the performance of duties under this Agreement (except for errors in judgment). The Depositor, and its directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b) The Depositor shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

SECTION 6.5 Depositor May Own Notes or Certificates. The Depositor, and any Affiliate of the Depositor, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Depositor or an Affiliate of the Depositor, except as otherwise expressly provided herein (including in the definition of “Note Balance”) or in the other Transaction Documents. Except as otherwise expressly provided herein (including the definition of “Note Balance”) or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Depositor or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Notes and the Certificates.

SECTION 6.6 [RESERVED].

SECTION 6.7 Certain Limitations.

(a) The purpose of the Depositor shall be limited to the conduct or promotion of the following activities: (i) to acquire, lease, own, hold, sell, transfer, convey, dispose of, pledge, assign, borrow money against, grant a security interest in, finance, refinance or otherwise deal with, publicly or privately and whether with unrelated third parties or with affiliated entities, automotive installment sale contracts and service contracts originated or acquired by CarMax or its Affiliates or interests therein, the related motor vehicles or interests therein and the related documentation and monies due or to become due thereunder, proceeds from claims on insurance policies related thereto and all related rights and the proceeds of any of the foregoing (collectively, the “Assets”), (ii) to perform its obligations under the Basic Documents (as defined in the limited liability company agreement of the Depositor (the “LLC Agreement”)), (iii) to act as settlor or grantor of one or more trusts or special purpose entities (each, a “Securitization Trust”) formed pursuant to a trust agreement or other agreement, which Securitization Trust may issue one or more series or classes of certificates, bonds, notes or other evidences of interest or indebtedness (collectively, “Securities”) secured by or representing beneficial interests in the Assets, (iv) to acquire Securities or other property of a Securitization Trust (including remainder interests in collateral or reserve accounts) or any interest in any of the foregoing, (v) to cause the issuance of, authorize, sell and deliver Securities or other instruments secured or collateralized by Securities, (vi) to own equity interests in other limited liability companies or partnerships whose purposes are substantially restricted to those described in clauses (i) through (v) above, (vii) to borrow money other than pursuant to clause (i) above, but only to the extent that such borrowing is permitted by the terms of the transactions contemplated by clauses (i) through (vi) above, (viii) to loan or otherwise invest funds received as a result of the Depositor’s interest in any Securitization Trust or Securities and any other income, as determined by the Member (as defined in the LLC Agreement) of the Depositor from time to time, and (ix) to (A) negotiate, authorize, execute, deliver or assume or perform the obligations under any agreement, instrument or document relating to the activities set forth in clauses (i) through (viii) above, including the Basic Documents (as defined in the LLC Agreement) and (B) engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes, including the entering into of (x) interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions, (y) any agreement providing for the funding of any amount due under any of the Securities through direct borrowings, letters of credit, insurance or otherwise and (z) referral, management, servicing and administration agreements. Capitalized terms used in the following sentence, other than the terms “Depositor” and “LLC Agreement”, have the respective meanings assigned to them in the LLC Agreement. So long as any Obligation is outstanding, the Depositor shall not (i) except as contemplated in the Basic Documents, guarantee any obligation of any Person, including any Affiliate, (ii) engage, directly or indirectly, in any business other than the activities required or permitted to be performed under Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement, (iii) incur, create or assume any indebtedness other than as expressly permitted under Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement, (iv) make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Depositor may invest in those investments permitted under Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement and may make any advance required or expressly permitted to be made pursuant to any provision of Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement and permit the same to remain outstanding in accordance with such provisions, (v) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of Article Three of the LLC Agreement, the Basic Documents or Section 4.10 of the LLC Agreement or (vi) except as contemplated by Article Three of the LLC Agreement or the Basic Documents, form, acquire or hold any subsidiary (whether a corporation, partnership, limited liability company or other entity).

(b) Notwithstanding any other provision of this Section 6.7 and any provision of law, the Depositor shall not do any of the following:

(i) engage in any business or activity other than as set forth in clause (a) above; or

(ii) without the unanimous written consent of the members of the Depositor and the members of the Board of Directors of the Depositor (including all independent directors of the Depositor), (A) consolidate or merge the Depositor with or into any Person or sell all or substantially all of the assets of the Depositor, (B) institute proceedings to have the Depositor be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Depositor, (C) file a petition seeking, or consent to, reorganization or relief with respect to the Depositor under any applicable federal or State law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Depositor or a substantial part of its property, (E) make any assignment for the benefit of creditors of the Depositor, (F) admit in writing the Depositor’s inability to pay its debts generally as they become due, (G) take any action in furtherance of any action set forth in clauses (A) through (F) above or (H) to the fullest extent permitted by law, dissolve or liquidate the Depositor.

(c) The Depositor shall not amend its organizational documents except in accordance with the provisions thereof.

ARTICLE VII

THE SERVICER AND THE BACKUP SERVICER

SECTION 7.1 Representations and Warranties of Servicer. The Servicer makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

(a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and has the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Servicer, materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Receivables, the Notes or the Certificates.

(c) Power and Authority. The Servicer has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party have been duly authorized by the Servicer by all necessary action.

(d) Binding Obligation. This Agreement and the other Transaction Documents to which the Servicer is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which the Servicer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the certificate of formation or limited liability company agreement of the Servicer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to the Servicer or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Servicer, threatened, against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Receivables.

(g) Security Interest Matters. The Servicer has in its possession all original copies of the motor vehicle retail installment sale contracts that constitute or evidence the Receivables. The motor vehicle retail installment sale contracts that constitute or evidence the Receivables do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Depositor, the Trust or the Indenture Trustee.

SECTION 7.2 Representations and Warranties of Backup Servicer. The Backup Servicer makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

(a) Organization and Good Standing. The Backup Servicer has been duly organized and is validly existing as a national banking association in good standing under the laws of the United States, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and has the power, authority and legal right to acquire, own, sell and service the Receivables and to hold the Receivable Files as custodian on behalf of the Trust.

(b) Due Qualification. The Backup Servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Backup Servicer, materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Receivables, the Notes or the Certificates.

(c) Power and Authority. The Backup Servicer has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Backup Servicer is a party have been duly authorized by the Backup Servicer by all necessary action.

(d) Binding Obligation. This Agreement and the other Transaction Documents to which the Backup Servicer is a party constitute legal, valid and binding obligations of the Backup Servicer, enforceable against the Backup Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

(e) No Violation. The execution, delivery and performance by the Backup Servicer of this Agreement and the other Transaction Documents to which the Backup Servicer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the articles of association of the Backup Servicer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which the Backup Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to the Backup Servicer or its properties of any federal or State regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any of its properties.

(f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Backup Servicer, threatened, against the Backup Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Backup Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the Backup Servicer would materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Receivables.

SECTION 7.3 Liability of Servicer and Backup Servicer; Indemnities.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify, defend and hold harmless the Trust, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the use, ownership or operation by the Servicer or any Affiliate of the Servicer of a Financed Vehicle.

(c) The Servicer shall indemnify, defend and hold harmless the Trust, the Backup Servicer, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement or the other Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (including any tax imposed under HB3 but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust or the issuance and original sale of the Notes or the Certificates or asserted with respect to ownership of the Receivables or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

(d) The Servicer shall indemnify, defend and hold harmless the Trust, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor from and against any loss, liability or expense incurred by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party.

(e) The Servicer shall indemnify, defend and hold harmless the Backup Servicer, the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Backup Servicer, the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Backup Servicer, shall arise from the breach by the Backup Servicer of any of its representations or warranties set forth in this Agreement, (iii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement, (iv) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (v) relates to any tax other than the taxes with respect to which either the Depositor or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

(f) For purposes of this Section 7.3, in the event of a termination of the rights and obligations of CarMax (or any successor Servicer, as applicable) as Servicer pursuant to Section 8.1 or a resignation by CarMax (or any successor Servicer, as applicable) as Servicer pursuant to Section 7.7, CarMax (or the successor Servicer, as applicable) shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 8.2. Indemnification under this Section 7.3 by CarMax (or the successor Servicer, as applicable) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include the reasonable fees and expenses of counsel and expenses of litigation and the fees and expenses of the Owner Trustee and the Indenture Trustee. If the Servicer shall have made any indemnity payments pursuant to this Section 7.3 and the

Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

(g) The Backup Servicer shall indemnify, defend and hold harmless the Trust, the Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Depositor from and against any loss, liability or expense incurred by reason of the Backup Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party.

(h) Notwithstanding anything contained herein to the contrary, any indemnification payable by the Servicer to the Backup Servicer, to the extent not paid by the Servicer, shall be paid solely from the application of Available Funds pursuant to Section 2.8(a)(ii) and (xii) or Section 5.4(b)(ii) of the Indenture, as applicable.

SECTION 7.4 Merger or Consolidation of, or Assumption of the Obligations of, Servicer or Backup Servicer

(a) Any Person (i) into which the Servicer shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Depositor, the Backup Servicer, the Owner Trustee and the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 7.4 and (y) the Servicer shall have delivered to the Depositor, the Backup Servicer, the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been authorized and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Servicer shall provide prior written notice of any merger, conversion, consolidation or succession pursuant to this Section 7.4 to the Rating Agencies. Notwithstanding anything to the contrary contained herein, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

(b) Any Person (i) into which the Backup Servicer shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Backup Servicer shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Backup Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement.

SECTION 7.5 Limitation on Liability of Servicer, Backup Servicer and Others.

(a) Neither the Servicer nor the Backup Servicer nor any of the directors, officers, employees or agents of the Servicer or the Backup Servicer shall be under any liability to the Trust, the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of duties under this Agreement (except for errors in judgment). The Servicer and the Backup Servicer, and their respective directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

(b) The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

(c) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Indenture Trustee, the Depositor and the Noteholders shall look only to the Servicer to perform such obligations. The Owner Trustee, the Indenture Trustee, the Backup Servicer, the Depositor and the Noteholders shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or delay in carrying out any of their respective duties under this Agreement if such failure, error, malfunction or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or its contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Noteholders, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

(d) The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the dual capacity of Backup Servicer and Indenture Trustee and in the possible dual capacity of successor Servicer and Indenture Trustee. Wells Fargo Bank, National Association, may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association, of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by Wells Fargo Bank, National Association.

SECTION 7.6 Delegation of Duties. The Servicer may at any time delegate its duties as servicer under this Agreement to third parties; provided, however, that no such delegation shall relieve the Servicer of its responsibilities with respect to such duties and the Servicer shall be solely responsible for the fees of any such third party.

SECTION 7.7 Servicer and Backup Servicer Not to Resign.

(a) Subject to the provisions of Section 7.4(a), the Servicer shall not resign from its obligations and duties under this Agreement except (i) upon a determination that the performance of its duties is no longer permissible under applicable law or (ii) upon the appointment of a successor Servicer and satisfaction of the Rating Agency Condition with respect to such resignation and appointment. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Backup Servicer, the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Backup Servicer or another successor Servicer shall have (i) assumed the obligations and duties of the Servicer in accordance with Section 8.2 and (ii) become the Administrator under the Administration Agreement pursuant to Section 20 thereof.

(b) Subject to the provisions of Section 7.4(b), the Backup Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until an entity acceptable to the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within sixty (60) days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section 7.7(b), the Backup Servicer may petition a court for its removal.

SECTION 7.8 Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise expressly provided herein (including in the definition of “Note Balance”) or in the other Transaction Documents. Except as otherwise expressly provided herein (including in the definition of “Note Balance”) or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Notes and the Certificates.

ARTICLE VIII

SERVICING TERMINATION

SECTION 8.1 Events of Servicing Termination.

(a) The occurrence of any one of the following events shall constitute an event of servicing termination hereunder (each, an “Event of Servicing Termination”):

(i) any failure by the Servicer to deliver to the Backup Servicer (unless the Backup Servicer is then acting as the successor Servicer), the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, each Paying Agent or the Rating Agencies the Servicer’s Certificate for any Collection Period, which failure shall continue unremedied beyond the earlier of three (3) Business Days following the date such Servicer’s Certificate was required to be delivered and the Business Day preceding the related Distribution Date, or any failure by the Servicer to make any required payment or deposit under this Agreement, which failure shall continue unremedied beyond the earlier of five (5) Business Days following the date such payment or deposit was due and, in the case of a payment or deposit to be made no later than a Distribution Date or the Business Day preceding a Distribution Date, such Distribution Date or preceding Business Day, as applicable; or

(ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in this Agreement, which failure shall materially and adversely affect the rights of the Depositor or the Noteholders and shall continue unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, the Backup Servicer, the Owner Trustee or the Indenture Trustee or to the Depositor, the Seller, the Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class; or

(iii) any representation or warranty of the Servicer made in this Agreement or in any certificate delivered pursuant hereto or in connection herewith, other than any representation and warranty relating to a Receivable that has been purchased by the Servicer, proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of thirty (30) days after the date on which written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been given to the Servicer by the Depositor, the Backup Servicer, the Owner Trustee or the Indenture Trustee or to the Depositor, the Seller, the Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance of the Controlling Class; or

(iv) the entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, which decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

(v) the consent by the Servicer to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Servicer or relating to substantially all of its property, the admission in writing by the Servicer of its inability to pay its debts generally as they become due, the filing by the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Servicer of payment of its obligations; or

(vi) if CarMax is the Servicer, the occurrence, as of any Distribution Date, of a Special Unrated Servicer Tangible Net Worth Event.

If an Event of Servicing Termination shall have occurred and be continuing, the Indenture Trustee or the Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class, in each case by notice then given in writing to the Depositor, the Servicer and the Backup Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement; provided, however, that the indemnification obligations of the Servicer under Section 7.3 shall survive such termination. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Trust Property or otherwise, shall pass to and be vested in the Backup Servicer or such other successor Servicer as may be appointed under Section 8.2; provided, however, that the Backup Servicer or such other successor Servicer shall have no liability with respect to any obligation that was required to be performed by the terminated Servicer prior to the appointment of the Backup Servicer or such other successor Servicer or any claim of any third party based on any alleged action or inaction of the terminated Servicer.

(b) The Indenture Trustee and the Owner Trustee shall have no obligation to notify the Noteholders, the Certificateholders or any other Person of the occurrence of any event specified in Section 8.1(a) prior to the continuance of such event through the end of any cure period specified in Section 8.1(a).

SECTION 8.2 Appointment of Successor Servicer.

(a) Upon the resignation of the Servicer pursuant to Section 7.7 or the termination of the Servicer pursuant to Section 8.1, the Backup Servicer shall be the successor in all respects to the outgoing Servicer in its capacity as Servicer under this Agreement and shall be subject to all the obligations and duties placed on the Servicer by the terms and provisions of this Agreement; provided, however, that the Backup Servicer, as successor Servicer, shall not, in any event, make any Simple Interest Advances pursuant to Section 4.4, shall have no obligations pursuant to Section 3.7 with respect to the repurchase of Receivables and shall have no obligations pursuant to Section 3.8 with respect to the fees and expenses of the Owner Trustee or the Indenture Trustee or the fees and expenses of the Owner Trustee’s attorneys or the Indenture Trustee’s attorneys. Notwithstanding the foregoing, if the Backup Servicer is the outgoing Servicer or shall be unwilling or legally unable to act as successor Servicer, the Indenture Trustee shall appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor Servicer under this Agreement. The Indenture Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b) The successor Servicer is authorized and empowered to execute and deliver, on behalf of the outgoing Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the transfer of servicing to the successor Servicer, whether to complete the transfer and endorsement of the Receivable Files or the certificates of title to the Financed Vehicles or otherwise. The outgoing Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the successor Servicer for administration of all cash amounts that are at the time held by the outgoing Servicer for deposit or thereafter shall be received with respect to a Receivable, all Receivable Files and all information or documents that the successor Servicer may require. In addition, the outgoing Servicer shall transfer its electronic records relating to the Receivables to the successor Servicer in such electronic form as the successor Servicer may reasonably request. All reasonable costs and expenses (including reasonable attorneys’ fees) incurred or payable by the successor Servicer in connection with the transfer of servicing (whether due to termination, resignation or otherwise), including allowable compensation of employees and overhead costs incurred or payable in connection with the transfer of the Receivable Files or any amendment to this Agreement required in connection with the transfer of servicing, (the “Transition Costs”) shall be paid by any applicable then outgoing Servicer other than the Backup Servicer upon presentation of reasonable documentation of such costs and expenses. Any such Transition Costs not paid by the outgoing Servicer shall be paid solely from the application of Available Funds pursuant to Section 2.8(a)(ii) and (xii) or Section 5.4(b)(ii) of the Indenture, as applicable.

(c) If the Backup Servicer is appointed successor Servicer pursuant to Section 8.2(a), it shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the outgoing Servicer would have been entitled to under this Agreement if such outgoing Servicer had not resigned or been terminated. If a Person other than the Backup Servicer is appointed successor Servicer pursuant to Section 8.2(a), the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of collections on or in respect of the Receivables as it and such successor Servicer shall agree; provided, however, that such compensation shall not be greater than that payable to CarMax as Servicer hereunder without the prior consent of the Holders of Notes evidencing at least 51% of the Note Balance of the Controlling Class; and, provided further, that, if a Person other than the Backup Servicer is appointed successor Servicer pursuant to Section 8.2(a) because the Backup Servicer refuses to act as successor Servicer (in breach of the terms of this Agreement and notwithstanding that it is legally able to do so), the Backup Servicer shall be liable for any Additional Servicing Fees with respect to such successor Servicer in an aggregate amount not to exceed $150,000 per year. Notwithstanding anything to the contrary contained herein, in no event shall the Indenture Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer hereunder other than pursuant to the preceding sentence if the Indenture Trustee is the Backup Servicer.

(d) Notwithstanding anything contained in this Agreement to the contrary, the successor Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exists in any Predecessor Servicer Work Product and such Error makes it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Error (collectively, “Continuing Errors”), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the successor Servicer agrees to use its best efforts to prevent further Continuing Errors. If the successor Servicer becomes aware of Errors or Continuing Errors, it shall, with the prior consent of the Holders of Notes evidencing at least 51% of the Note Balance of the Controlling Class, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors. The successor Servicer shall be entitled to recover its costs expended in connection with such efforts in accordance with Section 2.8(a)(ii) and (xii) of the Indenture, as applicable.

SECTION 8.3 Effect of Servicing Transfer.

(a) After a transfer of servicing hereunder, the Indenture Trustee or successor Servicer shall notify the Obligors to make directly to the successor Servicer payments that are due under the Receivables after the effective date of such transfer.

(b) Except as provided in Section 8.2, after a transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the administration, servicing, custody or collection of the Receivables and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts or items held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Receivables.

(c) Any successor Servicer shall provide the Depositor with access to the Receivable Files and to the successor Servicer’s records (whether written or automated) with respect to the Receivable Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor Servicer. Nothing in this Section 8.3 shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.3.

(d) Any transfer of servicing hereunder shall not constitute an assumption by the related successor Servicer of any liability of the related outgoing Servicer arising out of any breach by such outgoing Servicer of such outgoing Servicer’s duties hereunder prior to such transfer of servicing.

SECTION 8.4 Notification to Noteholders, Certificateholders and Rating Agencies. Upon any notice of an Event of Servicing Termination or upon any termination of, or any appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Owner Trustee shall give prompt written notice thereof to the Certificateholders and to the Rating Agencies.

SECTION 8.5 Waiver of Past Events of Servicing Termination. The Holders of Notes evidencing not less than 51% of the Note Balance of the Controlling Class may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except an event resulting from the failure to make any required deposits to or payments from the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account in accordance with this Agreement. Upon any such waiver of an Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

SECTION 8.6 Repayment of Advances. If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive reimbursement for outstanding and unreimbursed Simple Interest Advances made pursuant to Section 4.4 by the predecessor Servicer.

ARTICLE IX

TERMINATION

SECTION 9.1 Optional Purchase of All Receivables.

(a) If, as of the last day of any Collection Period, the Pool Balance shall be less than or equal to 10% of the initial Pool Balance, the Servicer shall have the option to purchase on the following Distribution Date the Owner Trust Estate, other than the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account. To exercise such option, the Servicer shall notify the Depositor, the Backup Servicer, the Owner Trustee, the Indenture Trustee and the Rating Agencies no later than ten (10) days prior to the Distribution Date on which such repurchase is to be effected and shall deposit into the Collection

Account on the Business Day preceding such Distribution Date an amount equal to the aggregate Purchase Amount for the Receivables, plus the appraised value of any other Trust Property, other than the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee and the Indenture Trustee; provided, however, that the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to this Section 9.1(a) is at least equal to the sum of all amounts due to the Servicer under this Agreement plus all amounts due to the Backup Servicer under this Agreement plus the Note Balance plus all accrued but unpaid interest (including any overdue interest) on the Notes plus all amounts due to the Servicer in any outstanding and unreimbursed Simple Interest Advances and any outstanding and unreimbursed Unreimbursed Servicer Advances. Upon such payment, the Servicer shall succeed to and own all interests in and to the Trust. The aggregate Purchase Amount for such Distribution Date, plus, to the extent necessary, all amounts in the Reserve Account shall be used to make payments in full to the Noteholders in the manner set forth in Article IV.

(b) [RESERVED].

(c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Indenture Trustee shall continue to carry out its obligations hereunder with respect to the Certificateholders, including making distributions from the Collection Account in accordance with Section 4.6(d) and making withdrawals from the Reserve Account in accordance with Sections 4.6(b) and 4.7.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.1 Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Servicer, the Backup Servicer and the Owner Trustee, on behalf of the Trust, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provisions in this Agreement or any offering document used in connection with the initial offer and sale of the Notes or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, however, that (i) no such amendment may materially adversely affect the interests of any Noteholder and (ii) no such amendment will be permitted unless an Opinion of Counsel is delivered to the Depositor, the Owner Trustee and the Indenture Trustee to the effect that such amendment will not cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or any Noteholder.

(b) This Agreement may also be amended from time to time by the Depositor, the Servicer, the Backup Servicer and the Owner Trustee, on behalf of the Trust, with the consent of the Indenture Trustee and the consent of the Holders of Notes evidencing at least 66 2/3%

of the Note Balance of the Controlling Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that (x) no such amendment will be permitted unless an Opinion of Counsel is delivered to the Depositor, the Owner Trustee and the Indenture Trustee to the effect that such amendment will not cause the Trust to be characterized for federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the federal income taxation of any Notes Outstanding or any Noteholder and (y) that no such amendment may:

(i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the Receivables or distributions that are required to be made for the benefit of the Noteholders, or change any Note Rate, without the consent of all Noteholders adversely affected by such amendment;

(ii) reduce the percentage of the Note Balance of the Controlling Class the consent of the Holders of which is required for any amendment to this Agreement without the consent of all the Noteholders adversely affected by such amendment; or

(iii) modify or alter the definition of the term “Required Reserve Account Amount” without the consent of all the Noteholders adversely affected by such amendment.

(c) An amendment to this Agreement shall be deemed not to materially adversely affect the interests of any Noteholder if (i) the Person requesting such amendment obtains and delivers to the Indenture Trustee and the Owner Trustee an Opinion of Counsel to that effect or (ii) the Rating Agency Condition is satisfied.

(d) Prior to the execution of any amendment or consent pursuant to Section 10.1, the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency.

(e) Promptly after the execution of any amendment or consent pursuant to Section 10.1(b), the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder. It shall not be necessary for the consent of the Noteholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

(f) Prior to the execution of any amendment pursuant to Section 10.1, the Depositor, the Backup Servicer, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and (ii) an Officer’s Certificate of the Servicer that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects such Owner Trustee’s or Indenture Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(g) The representations and warranties set forth in Sections 2.3(m), 2.3(n) and Section 7.1(g) may not be amended or waived.

SECTION 10.2 Protection of Title to Trust.

(a) The Depositor or the Servicer, or both, shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Receivables and the proceeds thereof. The Depositor or the Servicer, or both, shall deliver (or cause to be delivered) to the Backup Servicer, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

(b) Neither the Depositor nor the Servicer shall change its name, identity or organizational structure in any manner that would make any financing statement or continuation statement filed by the Depositor or the Servicer in accordance with Section 10.2(a) seriously misleading within the meaning of Section 9-506 of the Relevant UCC, unless it shall have given the Backup Servicer, the Owner Trustee and the Indenture Trustee at least sixty (60) days’ prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Receivables and the proceeds thereof.

(c) Each of the Depositor and the Servicer shall give the Backup Servicer, the Owner Trustee and the Indenture Trustee at least sixty (60) days’ prior written notice of any change in its name, identity, organizational structure or jurisdiction of organization or any relocation of its principal place of business or chief executive office if, as a result of such change or relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment to any previously filed financing statement or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or new financing statement. The Depositor shall at all times maintain its jurisdiction of organization, its principal place of business and its chief executive office within the United States. The Servicer shall at all times maintain each office from which it shall service Receivables and each office at which the Receivable Files are located within the United States.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account and the Reserve Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of the transfer of the Receivables to the Trust pursuant to this Agreement, the Servicer’s master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly and unambiguously the interest of the Trust and the Indenture Trustee in such Receivable and that such Receivable is owned by the Trust and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Trust’s and the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, such Receivable shall have been paid in full or repurchased by the Depositor or purchased by the Servicer.

(f) If at any time the Depositor or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle retail installment sale contract to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, compact disks, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly and unambiguously that such Receivable has been sold and is owned by the Trust and has been pledged to the Indenture Trustee (unless such Receivable has been paid in full or repurchased by the Depositor or purchased by the Servicer).

(g) The Servicer shall permit the Backup Servicer, the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer’s records regarding any Receivable.

(h) If the Depositor has repurchased one or more Receivables from the Trust pursuant to Section 2.4 or the Servicer has purchased one or more Receivables from the Trust pursuant to Section 3.7, the Servicer shall, upon request, furnish to the Backup Servicer, the Owner Trustee and the Indenture Trustee, within ten (10) Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Receivable Schedule and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(i) The Servicer shall deliver to the Depositor and the Depositor shall deliver to the Backup Servicer, the Owner Trustee and the Indenture Trustee:

(1) promptly after the authorization and delivery of each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Depositor (in the case of an opinion delivered by the Servicer) or the Trust and the Indenture Trustee (in the case of an opinion delivered by the Depositor) in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest; and

(2) within ninety (90) days after the beginning of each calendar year (beginning with the year 2011), an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements have been authorized and filed that are necessary fully to preserve and protect the interest of the Depositor (in the case of an opinion delivered by the Servicer) or the Trust and the Indenture Trustee (in the case of an opinion delivered by the Depositor) in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken on or before March 31 of the following year to preserve and protect such interest.

(j) The Depositor shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

SECTION 10.3 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF WHICH MAY REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 10.4 Notices. All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, email, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Depositor, at the following address: 12800 Tuckahoe Creek Parkway, Suite 400, Richmond, Virginia 23238, Attention: Treasurer, (ii) in the case of the Seller or the Servicer, at the following address: 12800 Tuckahoe Creek Parkway, Richmond, Virginia 23238, Attention: Treasury Department, (iii) in the case of the Owner Trustee, at the related Corporate Trust Office, (iv) in the case of the Backup Servicer or the Indenture Trustee, at the related Corporate Trust Office, (v) in the case of Fitch, at the following address: Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: Auto Asset Backed Securities Group, and via email to notifications.abs@fitchratings.com, and (vi) in the case of Standard & Poor’s, at the following address: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 43rd Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department.

SECTION 10.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or of the Notes or the Certificates, or the rights of the Holders thereof.

SECTION 10.6 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.3 and 8.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Depositor or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee and the Holders of Notes evidencing not less than 66 2/3% of the Note Balance of the Controlling Class.

SECTION 10.7 Further Assurances. The Depositor, the Servicer, the Backup Servicer and the Trust agree to do and perform, from time to time, any and all acts and to authorize and/or execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including the authorization of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

SECTION 10.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Depositor, the Servicer, the Backup Servicer, the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

SECTION 10.9 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Owner Trustee, the Noteholders, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person shall have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

SECTION 10.10 Actions by Noteholder or Certificateholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders or the Certificateholders, such action, notice or instruction may be taken or given by any Noteholder or any Certificateholder, as applicable, unless such provision requires a specific percentage of the Noteholders or the Certificateholders.

(b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder or a Certificateholder shall bind such Noteholder or Certificateholder and every subsequent Holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

SECTION 10.11 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

SECTION 10.12 No Bankruptcy Petition. The Owner Trustee, the Indenture Trustee, the Trust, the Servicer and the Backup Servicer each covenants and agrees that it will not at any time institute against, or join any other Person in instituting against, the Depositor or the Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law. This Section 10.12 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement and the Indenture Trustee under the Indenture and shall survive the termination of the Trust Agreement and the Indenture.

SECTION 10.13 Limitation of Liability of Owner Trustee and Indenture Trustee.

(a) Notwithstanding anything to the contrary contained herein, this Agreement has been countersigned by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall the Owner Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

(b) Notwithstanding anything to the contrary contained herein, this Agreement has been accepted by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee, and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

SECTION 10.14 Regulation AB. The Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee shall cooperate in good faith with the Depositor to ensure compliance by the Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. The Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel or otherwise. The Servicer, the Backup Servicer, the Owner Trustee and the Indenture Trustee shall deliver to the Depositor (including any of its assignees or designees) upon request any and all reports, statements, certifications, records and other information necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Servicer, the Backup Servicer, the Owner Trustee, the Indenture Trustee and the Receivables, or the servicing of the Receivables, reasonably believed by the Depositor to be necessary in order to effect such compliance. The Depositor shall not request information or disclosures pursuant to this Section 10.14 other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act or the rules and regulations of the Commission under the Securities Act or the Exchange Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Trust, the Depositor and the Servicer have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CARMAX AUTO OWNER TRUST 2010-2

By:	THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Owner Trustee

By:	/s/ Henry Baez
Name:	Henry Baez
Title:	Senior Associate

CARMAX AUTO FUNDING LLC, as Depositor

By:	/s/ Thomas W. Reedy
Name:	Thomas W. Reedy
Title:	Treasurer

CARMAX BUSINESS SERVICES, LLC, as Servicer

By:	/s/ Kim D. Orcutt
Name:	Kim D. Orcutt
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Backup Servicer

By:	/s/ Melissa Philibert
Name:	Melissa Philibert
Title:	Vice President

Sale and Servicing Agreement

S-1

Accepted and agreed solely for purposes of Section 10.14:

THE BANK OF NEW YORK MELLON,

not in its individual capacity

but solely as Owner Trustee

By:	/s/ Henry Baez
Name:	Henry Baez
Title:	Senior Associate

Accepted and agreed:

WELLS FARGO BANK,

NATIONAL ASSOCIATION,

not in its individual capacity

but solely as Indenture Trustee

By:	/s/ Melissa Philibert
Name:	Melissa Philibert
Title:	Vice President

Sale and Servicing Agreement

S-2